Exhibit 10.1



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                                CREDIT AGREEMENT


                           DATED AS OF MARCH 17, 2006


                                      AMONG


                            AHR CAPITAL BOFA LIMITED
                                 as a Borrower,


                                       and


                                  EACH BORROWER
                         FROM TIME TO TIME PARTY HERETO


                                       and


                            ANTHRACITE CAPITAL, INC.
                                as Borrower Agent


                                       and


                              BANK OF AMERICA, N.A.
                                    as Lender



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                                TABLE OF CONTENTS

                                                                             e


SECTION 1           DEFINITIONS AND ACCOUNTING MATTERS........................1

         1.01       Certain Defined Terms.....................................1
         1.02       Accounting Terms and Determinations......................30
         1.03       Exchange Rates; Currency Equivalents.....................30
         1.04       Additional Alternative Currencies........................30
         1.05       Change of Currency.......................................31
         1.06       Times of Day.............................................31


SECTION 2           LOANS, NOTE AND PREPAYMENTS..............................31

         2.01       Loans....................................................31
         2.02       Evidence of Debt.........................................32
         2.03       Procedure for Borrowing..................................32
         2.04       Limitation on Types of Loans; Illegality.................33
         2.05       Repayment of Loans; Interest.............................34
         2.06       Prepayments..............................................34
         2.07       Extension of Termination Date............................35
         2.08       Repayment of Outstanding Loans after Termination Date....36
         2.09       Taxes....................................................36
         2.10       Additional Borrowers.....................................40
         2.11       Appointment of Borrower Agent............................41


SECTION 3           PAYMENTS, COMPUTATIONS, ETC..............................41

         3.01       Establishment of Accounts/Payments.......................41
         3.02       Computations.............................................42
         3.03       Requirements of Law......................................43
         3.04       Indemnity................................................44
         3.05       Fees.....................................................44


SECTION 4           CONDITIONS PRECEDENT.....................................44

         4.01       Initial Loan.............................................44
         4.02       Initial and Subsequent Loans.............................47


SECTION 5           REPRESENTATIONS AND WARRANTIES...........................48

         5.01       Legal Name of Borrowers..................................48
         5.02       Existence................................................48
         5.03       Financial Condition......................................48
         5.04       Litigation...............................................49
         5.05       No Breach................................................49
         5.06       Action...................................................49
         5.07       Approvals................................................49
         5.08       Margin Regulations.......................................50
         5.09       Taxes....................................................50
         5.10       Investment Company Act...................................50
         5.11       Chief Executive Office/Jurisdiction of Organization......50
         5.12       Location of Books and Records............................50
         5.13       True and Complete Disclosure.............................50
         5.14       ERISA....................................................50
         5.15       Regulatory Status........................................50
         5.16       Solvency.................................................51
         5.17       Eligible Assets..........................................51
         5.18       Representations as to Jurisdiction of Domicile of Borrowe51
         5.19       Subsidiaries.............................................52
         5.20       Separateness.............................................52
         5.21       Irish Borrower Tax Requirements..........................53


SECTION 6           COVENANTS................................................53

         6.01       Financial Statements.....................................53
         6.02       Irish Borrower Tax Requirements..........................55
         6.03       Litigation...............................................55
         6.04       Purpose of Loans.........................................55
         6.05       Changes to Accounting and Reporting Practices............56
         6.06       Required Filings.........................................56
         6.07       Existence, etc...........................................56
         6.08       Notices..................................................56
         6.09       Prohibition of Fundamental Changes.......................57
         6.10       Transactions with Affiliates.............................57
         6.11       Limitation on Indebtedness...............................57
         6.12       Limitation on Liens......................................58
         6.13       Limitation on Distributions..............................58
         6.14       Limitation on Investments................................58
         6.15       Lines of Business........................................58
         6.16       Separateness.............................................58
         6.17       Subsidiaries.............................................59
         6.18       Independent Directors....................................59
         6.19       Management Fees..........................................59
         6.20       Underwriting Guidelines..................................59
         6.21       Modification of Certain Agreements.......................60
         6.22       ERISA....................................................60


SECTION 7           EVENTS OF DEFAULT........................................60


SECTION 8           REMEDIES UPON DEFAULT....................................63


SECTION 9           NO DUTY OF LENDER........................................64


SECTION 10          MISCELLANEOUS............................................64

         10.01      Waiver...................................................64
         10.02      Notices..................................................64
         10.03      Indemnification and Expenses.............................64
         10.04      Amendments...............................................66
         10.05      Assignments and Participations...........................66
         10.06      Successors and Assigns...................................67
         10.07      Survival.................................................68
         10.08      Captions.................................................68
         10.09      Counterparts.............................................68
         10.10      Credit Agreement Constitutes Security Agreement;
                    Governing Law............................................68
         10.11      Submission To Jurisdiction; Waivers......................68
         10.12      WAIVER OF JURY TRIAL.....................................69
         10.13      Acknowledgments..........................................69
         10.14      Periodic Due Diligence Review............................69
         10.15      Eligible Asset Servicer..................................70
         10.16      Judgment Currency........................................70
         10.17      Treatment of Certain Information.........................71
         10.18      Limited Recourse, Etc....................................71

SCHEDULES

SCHEDULE 1-A        Representations and Warranties-England and Wales
SCHEDULE 1-B        Representations and Warranties-Federal Republic of Germany
SCHEDULE 1-C        Representations and Warranties-Scotland
SCHEDULE 1-D        Mandatory Costs
SCHEDULE 1-E        New Asset/New Jurisdiction/Alternate Currency Requirements
SCHEDULE 1-F        Underlying Asset Servicers
SCHEDULE 2-A        Collateral (England and Wales) Documents
SCHEDULE 2-B        Collateral (Ireland) Documents
SCHEDULE 2.03       Borrower Account Information
SCHEDULE 5.01       Borrower Legal Names
SCHEDULE 5.11       Location of Chief Executive Office
SCHEDULE 6.01(a)    Quarterly Servicing Information Report
SCHEDULE 6.01(b)    Eligible Asset Information Report

EXHIBITS
EXHIBIT A           Form of Promissory Note
EXHIBIT B           Form of Request for Borrowing
EXHIBIT C-1         Form of Parent Pledge Agreement
EXHIBIT C-2         Form of Parent Deed of Charge
EXHIBIT C-3         Form of Borrower Security Agreement
EXHIBIT D           Form of Parent Guaranty
EXHIBIT E           Borrowing Base Certificate
EXHIBIT F           Form of Compliance Certificate
EXHIBIT G           Form of Intercompany Subordination Agreement
EXHIBIT H-1         Form of US Collection Account Control Agreement
EXHIBIT H-2         Form of English Sub-Collection Account Notice and
                    Acknowledgement of Charge
EXHIBIT I           Form of Custodial and Payment Application Agreement
EXHIBIT J           Form of Tax Certificate
EXHIBIT K           Form of Eligible Asset Servicer Notice and Agreement
EXHIBIT L           Form of Borrower Joinder
EXHIBIT M           Form of Release

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                                CREDIT AGREEMENT

         CREDIT AGREEMENT (the "Agreement"), dated as of March 17, 2006, between AHR CAPITAL BOFA LIMITED, a com pany organized under the laws of Ireland ("AHR Capital") as a borrower (a "Borrower"), ANTHRACITE CAPI TAL, INC., a company organized under the laws of Maryland as the Borrower Agent (the "Borrower Agent"), the b orrowers from time to time parties hereto (each, a "Borrower", and together with AHR Capital, collectively, t he "Borrowers") and BANK OF AMERICA, N.A., as lender (the "Lender").

                                    RECITALS

         Each Borrower has requested that the Lender from time to time make revolving loans to it and the Lender is prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

         Section 1. Definitions and Accounting Matters.

         1.01 Certain Defined Terms. As used herein, the following terms (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa) shall have the following meanings; provided, that all terms not defined in this Agreement shall (unless otherwise provided herein) have the meanings ascribed to such terms in the Parent Guaranty and the other Loan Documents:

         "1934 Act" shall mean the Securities and Exchange Act of 1934, as amended.

         "Acceptable Appraisal" shall mean an appraisal (dated within twelve months of the date of the initial funding for the applicable Eligible Asset) acceptable to the Lender in its sole discretion (a) in respect of any Underlying US Asset, prepared by an independent MAI qualified third party appraiser and satisfying either (i) the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (ii) the requirements of Title XI of FIRREA and the regulations promulgated thereunder (as the foregoing is amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time), as in effect on the date of such appraisal, (b) in respect of any Underlying UK Asset, prepared by a suitable valuer carried out on an market value basis as defined in the then current Royal Institution of Chartered Surveyors Appraisal and Valuation Manual in association with the Incorporated Society of Valuers and Auctioneers and the Institute of Revenues Rating and Valuation, Practice Statement 4 (or its successor), or (c) in respect of any Underlying German Asset, Underlying Scottish Asset or Underlying Other Eligible Jurisdiction Asset, prepared by third party appraiser or valuer, in each case using methodologies and standards consistent with local practices and requirements and satisfactory to the Lender in its sole discretion.

         "Acceptable Rating" shall mean a long-term debt rating of B- or higher by S&P and/or Fitch or B3 or higher by Moody's, or, in the event of a split rating, the lower of the two ratings.

         "Additional Account Control Agreement" shall mean an agreement executed by an Additional Borrower and the Lender, substantially in the form of Annex A-1 or Annex A-2 to the Borrower Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "Additional Borrower" shall have the meaning set forth in clause (a) of
Section 2.10.

         "Additional Borrower Effective Date" shall have the meaning set forth in clause (a) of Section 2.10.

         "Additional Borrower Notice" shall have the meaning set forth in clause
(a) of Section 2.10.

         "Affiliate" shall mean, in respect of any specified Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. For the purposes of this definition, "Control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative thereto; provided, that any Person which owns directly or indirectly 25% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 25% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) shall be deemed to control such corporation or other Person; provided, further, that with respect to any Borrower, no Person shall be deemed an Affiliate of any Borrower due to such Person's having a Blackrock entity as such Person's manager.

         "Alternative Currency" shall mean (a) each of Euro and Sterling and (b) each other currency (other than Dollars) that is approved in accordance with
Section 1.04.

         "Alternative Currency Equivalent" shall mean, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Lender, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation
Date) for the purchase of such Alternative Currency with Dollars.

         "Allocated Underlying Debt" shall mean, with respect to any Underlying Asset related to any Eligible Asset, any senior or pari passu Indebtedness secured directly or indirectly by such Underlying Asset, including, without limitation, any preferred equity interest or mezzanine debt that is senior to, or pari passu with, such Eligible Asset in right of payment or lien priority.

         "Anthracite" shall mean Anthracite Capital, Inc., a Maryland corporation.

         "Applicable Borrowing Base Percentage" shall have the meaning set forth in the Fee Letter.

         "Applicable Borrower Documents" shall have the meaning set forth in clause (a) of Section 5.18.

         "Applicable Margin" shall have the meaning set forth in the Fee Letter.

         "Applicable Margin Increase Event" shall mean, as of any date of determination, the occurrence and continuance of an Event of Default.

         "Appraised Value" shall mean, with respect to any Underlying Asset, the value of such Underlying Asset as determined by an Acceptable Appraisal.

         "Approved Assignee" shall mean any Person satisfying the minimum capital, net worth and/or similar measures of financial wherewithal required to qualify as a permitted transferee of the Eligible Assets pursuant to the terms of the Eligible Asset Documents and applicable securities laws.

         "Asset Attributable Loan Balance" shall mean, in respect of each Eligible Asset and subject to the Eligible Asset Funding Requirements, the outstanding principal balance of all outstanding Loans attributable to such Eligible Asset.

         "Availability Period" shall mean the period from and including the Closing Date to the Termination Date.

         "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

         "Blackrock Management Agreement" shall mean the investment management agreement, dated as of the Closing Date, between Blackrock Financial Management Inc. and AHR Capital, as in effect on the Closing Date and as the same may be modified from time to time in accordance with Section 6.21.

         "Blackrock Entities" shall mean Blackrock Financial Management Inc. and any of its Subsidiaries or Affiliates (other than Anthracite or any Borrower).

         "BOA Hold Amount" shall mean an amount not less than thirty-four (34%) percent of the Maximum Credit and the outstanding Loans.

         "BOA Indebtedness" shall mean the aggregate indebtedness of the Borrowers hereunder and under any other arrangement between any Borrower or an Affiliate of any Borrower on the one hand and the Lender or an Affiliate of the Lender on the other hand.

         "Borrower" shall have the meaning provided in the introductory paragraph hereof.

         "Borrower Agent" shall have the meaning provided in the introductory paragraph hereof pursuant to Section 2.11 and its successors and assigns in such capacity.

         "Borrower Joinder" shall mean the document referred to in Section 2.10 hereof, substantially in the form of Exhibit L and as the same shall be modified and supplemented and in effect from time to time.

         "Borrowing Base" shall mean the aggregate Collateral Value of all Eligible Assets.

         "Borrowing Base Deficiency Event" shall mean that the ratio of (a) the aggregate outstanding principal amount of all outstanding Loans, to (b) the Borrowing Base, is equal to, or greater than, 1.05:1.00; provided, that for the purposes hereof, the Borrowing Base shall be converted into its Dollar Equivalent.

         "Borrowing Base Certificate" shall mean a certificate, substantially in the form of Exhibit E, with appropriate insertions, showing the Borrowing Base as of the date set forth therein, and executed on behalf of the Borrowers by a Responsible Officer of the Borrower Agent.

         "Borrower Security Agreement" shall mean the Borrower Security Agreement to be executed and delivered by AHR Capital and each other Borrower in favor of the Lender, substantially in the form of Exhibit C-3, as the same may be amended, supplemented or otherwise modified from time to time.

         "Borrower Security Agreement Addendum" shall mean the addendum to be executed and delivered by an Additional Borrower in favor of the Lender, substantially in the form of Annex B to the Borrower Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "Business Day" shall mean any day other than (i) a Saturday or Sunday,
(ii) a day on which the New York Stock Exchange or the Federal Reserve Bank of New York is authorized or obligated by law or executive order to be closed or
(iii) a day which is a legal holiday in Ireland. When used with respect to a Reset Date, a Business Day shall mean a day on which banks in London, England are not closed for interbank or foreign exchange transactions.

         "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "Capital Stock" shall mean all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and all similar ownership interests in a Person (other than a corporation), including, without limitation, non-managing member membership interests and limited partnership interests, and any and all warrants or options to purchase any of the foregoing.

         "Cash" shall mean cash on deposit in the US Collection Account, the English Sub-Collection Account or in any other account maintained by any Borrower with any depository institution.

         "Change of Control" shall mean the occurrence of any of the following events: (a) any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the 1934 Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the 1934 Act), directly or indirectly, of a percentage of 20% or more of the total voting power of all classes of Capital Stock of Anthracite entitled to vote generally in the election of directors, (b) any event pursuant to which BlackRock Financial Management, Inc. shall cease to act as the external manager of Anthracite with exclusive responsibility for Anthracite's investment decision-making, or (c) Anthracite shall cease to own and control, directly beneficially and of record on a fully diluted basis, 100% of the Capital Stock of AHR Capital free and clear of all Liens (other than Liens in favor of the Lender pursuant to the Collateral Documents).

         "Clearstream" shall mean Clearstream Banking, a societe anonyme and member of the Deutsche Borse Group, or any successor to its trading and settlement business.

         "Closing Date" shall mean the date upon which the conditions precedent set forth in Section 4.01 and Section 4.02 of this Agreement shall have been satisfied.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean the term "Collateral" (or the equivalent thereof) as defined in the Collateral Documents.

         "Collateral Documents" shall mean (a) the Collateral (US) Documents,
(b) the Collateral (England and Wales) Documents, (c) the Collateral (Federal Republic of Germany) Documents, (d) the Collateral (Ireland) Documents and (e) the Collateral (Other Eligible Jurisdiction) Documents.

         "Collateral (England and Wales) Documents" shall mean the collective reference to all security documents listed on Schedule 2-A Collateral (England and Wales) Documents which are subject to, and governed by, the laws of England and Wales, as applicable, hereafter delivered to the Lender granting a Lien on any property of any Person to secure the obligations and liabilities of each Borrower under any Loan Document.

         "Collateral (Federal Republic of Germany) Documents" shall mean the collective reference to all security documents, each of which shall be satisfactory to the Lender and its counsel in form and substance in its sole discretion, and which are subject to, and governed by, the laws of the Federal Republic of Germany, hereafter delivered to the Lender granting a Lien on any property of any Person to secure the obligations and liabilities of each Borrower under any Loan Document.

         "Collateral (Ireland) Documents" shall mean the collective reference to the Parent Deed of Charge and the other security documents listed on Schedule 2-B Collateral (Ireland) Documents which are subject to, and governed by, the laws of Ireland, as applicable, hereafter delivered to the Lender granting a Lien on any property of any Person to secure the obligations and liabilities of each Borrower under any Loan Document.

         "Collateral (Other Eligible Jurisdiction) Documents" shall mean the collective reference to all security documents which are subject to, and governed by, the laws of any Eligible Jurisdiction (other than the United States of America, England and Wales, Ireland, or the Federal Republic of Germany), hereafter delivered to the Lender granting a Lien on any property of any Person to secure the obligations and liabilities of each Borrower under any Loan Document.

         "Collateral (US) Documents" shall mean the collective reference to the Parent Guaranty, the Parent Pledge Agreement, the Borrower Security Agreement the US Collection Account Control Agreement and all other security documents which are subject to, and governed by, applicable New York law (or other applicable federal or state law) hereafter delivered to the Lender granting a Lien on any property of any Person to secure the obligations and liabilities of each Borrower under any Loan Document.

         "Collateral Value" shall mean, with respect to any Eligible Asset, an amount equal to the product of the Applicable Borrowing Base Percentage multiplied by the Market Value of such Eligible Asset.

         "Collateral Value Cash Sweep Event" shall mean, with respect to any Eligible Asset, that the ratio of (a) the Asset Attributable Loan Balance attributable to such Eligible Asset, to (b) the Collateral Value of such Eligible Asset, is equal to, or greater than, 1.05:1.00, but less than 1:10:1.00.

         "Collateral Value Deficiency Event" shall mean, with respect to any Eligible Asset, that the ratio of (a) the Asset Attributable Loan Balance attributable to such Eligible Asset, to (b) the Collateral Value of such Eligible Asset, is equal to, or greater than, 1.10:1.00.

         "Compliance Certificate" shall mean a certificate, substantially in the form of Exhibit F, with appropriate insertions, and executed on behalf of each Borrower by a Responsible Officer of such Borrower.

         "Concentration Limits" shall mean any limitations on asset classes, property types, tenants, geography and other categories related to the Eligible Assets which may be established by the Lender, from time to time, in its reasonable business judgment; provided, that such "Concentration Limits" shall not be applied in respect of assets previously included in the Borrowing Base as Eligible Assets.

         "Costs" shall have the meaning provided in Section 10.03(a) hereof.

         "Custodial and Payment Application Agreement" shall mean the Custodial and Payment Application Agreement, by and among the Borrower Agent, the Custodian and the Lender, substantially in the form of Exhibit I to this Agreement, as amended, restated, supplemented or otherwise modified and in effect from time to time.

         "Custodian" shall mean LaSalle Bank National Association, as custodian under the Custodial and Payment Application Agreement, or any successor Custodian comparably rated and qualified and appointed by the Borrower Agent with the prior written consent of the Lender (which consent shall not be unreasonably withheld or delayed).

         "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

         "Defaulted Underlying Asset" shall mean any Underlying Asset (a) that is ninety (90) days or more delinquent or (b) for which there is a non-monetary default (beyond any applicable notice and cure period) under the related asset documents.

         "Delinquent Underlying Asset" shall mean any Underlying Asset that is thirty (30) or more days, but less than ninety (90) days, delinquent under the related asset documents.

         "Discretionary Underlying Asset" shall mean any Underlying Asset which is a hospitality property or a single-tenant non-credit retail or office property.

         "Dollars" and "$" shall mean lawful money of the United States of America.

         "Dollar Equivalent" shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Lender, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

         "Dollar Equivalent Overadvance Date" shall mean any date on which a Dollar Equivalent Overadvance Event has occurred.

         "Dollar Equivalent Overadvance Event" shall mean that, prior to giving effect to any Dollar Equivalent Overadvance Loan, the Dollar Equivalent of the aggregate amount of Loans outstanding under this Agreement exceeds the Maximum Credit solely as a result of a fluctuation in the rate of exchange between an Alternative Currency and Dollars.

         "Dollar Equivalent Overadvance Loan" shall mean, on any Dollar Equivalent Overadvance Date, any Loan made in Dollars pursuant to Section 2.01
(b).

         "Dollar Equivalent Overadvance Maximum Credit" shall mean, in respect of any Dollar Equivalent Overadvance Loan, $15,000,000.

         "Dollar Equivalent Overadvance Maturity Date" shall mean, in respect of any Dollar Equivalent Overadvance Loan, the date which is ninety (90) days from the Funding Date of such Dollar Equivalent Overadvance Loan.

         "Eligible Asset" shall mean, without duplication, any of the following types of performing assets owned by a Borrower:

         (a) Eligible CMBS Securities,

         (b) Eligible B Notes,

         (c) Eligible Mezzanine Loans, and

         (d) Eligible Other Investments;

provided, that any Eligible Asset shall be deemed ineligible in the event (w) such Borrower does not have valid title to such Eligible Asset or is subject to any adverse claim or Lien, other than Liens permitted pursuant to Section 6.12,
(x) the Underlying Asset is (A) a Defaulted Underlying Asset, (B) a Delinquent Underlying Asset, (C) a Prohibited Underlying Asset, or (D) unless permitted to be included as an Eligible Asset by the Lender in its sole discretion, a Discretionary Underlying Asset, (y) there is a breach of any Concentration Limit; or (z) the Lender has deemed such Eligible Asset to be otherwise ineligible in its good faith business judgment; provided, further, that (i) any Eligible Asset (other than any Eligible Assets included in the Borrowing Base on the Closing Date) shall have been included in the Borrowing Base in accordance with the provisions set forth in Section 2.03(d) and (ii) the Borrower owning such asset shall be deemed to have consented to the inclusion of any Eligible Asset in the Borrowing Base by identifying such Eligible Asset in the schedule delivered to the Lender pursuant to clause (i) of Section 2.03(d); provided, further, that any Eligible Asset shall be a "qualifying asset" (as described in the Irish Taxes Act) and shall not be an asset that requires any Borrower to become authorized under the relevant Irish insurance legislation.

         "Eligible Asset Funding Requirement" shall mean:

            (a) Except with respect to Eligible Loans secured by three (3) or more Underlying Assets and as otherwise permitted by the Lender in its sole discretion, the Asset Attributable Loan Balance attributable to any one Eligible Asset shall not exceed thirty (30%) percent of the Maximum Credit; and

            (b) the Asset Attributable Loan Balance attributable to Eligible Mezzanine Loans shall not exceed forty (40%) percent of the Maximum Credit; provided, that Eligible Mezzanine Loans with an LTV greater than eighty-five (85%) percent shall not exceed ten (10%) percent of the Maximum Credit.

         "Eligible Asset Documents" shall mean any and all documents, records, imaged copies, computer data files, agreements, instruments or information relating to the Eligible Assets to the extent available to a Borrower.

         "Eligible Asset Information" shall mean the information set forth on
Schedule 6.01(b).

         "Eligible Asset Net Cash Proceeds" shall mean, in respect of any Eligible Asset, the net cash proceeds received from the payment, prepayment or redemption (in whole or in part) in respect of such Eligible Asset.

         "Eligible Asset Proceeds Prepayment Amount" shall mean, in respect of any Eligible Asset and on any date of determination, an amount equal to the product of the Applicable Borrowing Base Percentage applied to such Eligible Asset, multiplied by, the Eligible Asset Net Cash Proceeds received in respect of such Eligible Asset.

         "Eligible Asset Servicer" shall mean any sub-servicer engaged by a Borrower in respect of any of the Eligible Assets.

         "Eligible Asset Servicer Notice and Agreement" shall have the meaning set forth in Section 10.15.

         "Eligible Asset Servicing Agreement" shall have the meaning set forth in Section 10.15.

         "Eligible B-Notes" shall mean performing loans which are:

            (a) (i) junior notes in performing commercial mortgage loans secured by first liens in mortgages on multifamily or commercial real estate property (or a participation therein) located in an Eligible Jurisdiction that are subordinate in right of payment to one or more separate promissory notes secured by a direct or beneficial interest in the same property; or (ii) any senior, junior or pari passu participation interests in junior notes described in the preceding clause (i);

            (b) denominated in an Eligible Currency;

            (c) satisfy all the Eligible Jurisdiction Relevant Warranties; and

            (d) satisfy such other criteria established by the Lender in its good faith business judgment;

provided, that no loans with an LTV greater than ninety (90%) percent shall be deemed Eligible B Notes hereunder.

            "Eligible CMBS Securities" shall mean performing fixed or floating rate mortgage-backed bonds that:

            (a) represent a beneficial ownership interest in one or more first lien commercial mortgage loans secured by a single or multiple Underlying Assets located in an Eligible Jurisdiction;

            (b) are denominated in an Eligible Currency;

            (c) are rated with an Acceptable Rating and have not been placed on credit watch where any downgrade that could reasonably be expected to occur as a result of review would be likely to result in such securities not having an Acceptable Rating;

            (d) (i) are settled in book-entry form through the facilities of Clearstream and/or Euroclear against payment therefor in immediately available funds or (ii) are in bearer form (whether in global form or otherwise) and are transferable by way of physical delivery;

            (e) satisfy all the Eligible Jurisdiction Relevant Warranties; and

            (f) satisfy such other criteria established by the Lender in its good faith business judgment.

         "Eligible Currency" shall mean Dollars and any Alternative Currency; provided, that such Eligible Currency shall be the currency in which the applicable Eligible Asset is denominated.

         "Eligible Jurisdiction" shall mean the Federal Republic of Germany, England or any New Jurisdiction approved in writing by the by the Lender, in its sole discretion, from time to time.

         "Eligible Jurisdiction Relevant Warranties" shall mean the following in respect of Eligible Assets:

            (a) in respect of England and Wales, the representations and warranties contained in Schedule 1-A England and Wales;

            (b) in respect of the Federal Republic of Germany, the representations and warranties contained in Schedule 1-B Federal Republic of Germany;

            (c) in respect of Scotland, the representations and warranties contained in Schedule 1-C Scotland

            (d) in respect of any New Jurisdiction, such representations and warranties as are from time to time approved by the Lender in its sole discretion in accordance with the applicable New Asset/New Jurisdiction/Alternate Currency Requirements and, upon such approval,
         (i) such representations and warranties shall be annexed to this Agreement under Schedule 1 with the appropriate reference to the applicable Eligible Jurisdiction and (ii) this Agreement shall thereupon be deemed amended for that purpose.

         "Eligible Mezzanine Loans" shall mean performing loans which:

            (a) are primarily secured by all or partial direct or indirect ownership interests in a company, partnership or other entity owning, operating or controlling, directly or indirectly, multifamily or commercial properties which (i) are located in any Eligible Jurisdiction and (ii) constitute Underlying Assets;

            (b) are denominated in an Eligible Currency;

            (c) satisfy all the Eligible Jurisdiction Relevant Warranties; and

            (d) satisfy such other criteria established by the Lender in its good faith business judgment;

provided, that no such loans shall be deemed Eligible Mezzanine Loans hereunder if the sum of (i) Eligible Mezzanine Loans and (ii) Allocated Underlying Debt has an LTV greater than ninety (90%) percent.

         "Eligible Other Investment" shall mean any performing real estate structured finance product (including, without limitation, REIT debt securities), which:

            (a) does not otherwise conform to the definition of Eligible CMBS Securities, Eligible B Notes or Eligible Mezzanine Loans;

            (b) is denominated in an Eligible Currency;

            (c) in respect of which the Underlying Assets are located in an Eligible Jurisdiction;

            (d) satisfies all the Eligible Jurisdiction Relevant Warranties; and

            (e) satisfies such other criteria as may be established by the Lender in its sole discretion.

         "English Sub-Collection Account" shall mean a deposit, custody, money-market or other similar account (whether, in any case, time or demand or interest or non-interest bearing) maintained by AHR Capital with the Custodian, as securities intermediary.

         "English Sub-Collection Account Notice and Acknowledgement of Charge" shall mean the acknowledgment of notice of charge in respect of the English Sub-Collection Account, substantially in the form of Exhibit H-2, by and among AHR Capital, ABN-AMRO, and the Lender, as the same shall be modified and supplemented and in effect from time to time.

         "English Sub-Collection Account Remittance Date" shall mean the date which is two (2) Business Days following the date on which payments are received by any Borrower in respect of any Eligible Asset and deposited into the English Sub-Collection Account pursuant to the applicable Collateral (England and Wales) Document.

         "EMU" shall mean the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

         "EMU Legislation" shall mean the legislative measures for the introduction of, changeover to or operation of a single or unified European currency.

         "Equity Proceeds" shall mean any proceeds received from any sale or issuance of Capital Stock.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which a Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which such Borrower is a member.

         "Euro", "EUR" and "(euro)" shall mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

         "Euroclear" shall mean Euroclear Bank N.A./S.V., or any successor to its trading and settlement business.

         "Eurocurrency Base Rate" shall have the meaning specified in the definition of Eurocurrency Rate.

         "Eurocurrency Rate" shall mean for any Interest Period on any Reset Date with respect to a Eurocurrency Rate Loan, a rate per annum determined by the Lender pursuant to the following formula:

            Eurocurrency Rate                   Eurocurrency Base Rate
                                     ------------------------------------------
                                      = 1.00 - Eurocurrency Reserve Percentage

                  where,

         "Eurocurrency Base Rate" shall mean, for such Interest Period:

            (a) the applicable Screen Rate for such Interest Period; or

            (b) if the applicable Screen Rate shall not be available, the rate per annum determined by the Lender as the rate of interest at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made by the Lender and with a term equivalent to such Interest Period would be offered by the Lender's London Branch (or other branch or Affiliate) to major banks in the London or other offshore interbank market for such currency for a one-month period at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

         "Eurocurrency Rate Loan" shall mean any Loan that bears interest at the Eurocurrency Rate. Eurocurrency Rate Loans may be denominated in Dollars or in any Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

         "Eurocurrency Reserve Percentage" shall mean, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to the Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurocurrency Rate for each outstanding Eurocurrency Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

         "Event of Default" shall have the meaning provided in Section 7 hereof.

         "Examiner" shall have the meaning provided in Section 1 of the Companies (Amendment) Act of 1990, Ireland.

         "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

         "Fee Letter" shall mean the confidential letter, dated as of the Closing Date, by and between the Lender and the Borrowers.

         "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

         "Fitch" shall mean Fitch Ratings.

         "Funding Date" shall mean the date on which a Loan is made hereunder.

         "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision, agency or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over any Borrower, any of its Subsidiaries or any of its properties.

         "Guarantee" shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term Guarantee shall not include (a) endorsements for collection or deposit in the ordinary course of business, (b) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of any properties, to the extent required by the Lender and (c) non-recourse carve-out and environmental indemnities in respect of any Non-Recourse Indebtedness incurred in connection with commercial real estate properties. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person. The terms Guarantee and Guaranteed used as verbs shall have correlative meanings.

         "Guarantor" shall mean Anthracite.

         "Hedge Agreement" shall mean any interest rate or currency swap, cap or collar agreement or similar arrangement or foreign exchange contract entered into by any Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

         "Indebtedness" shall mean, for any Person without duplication: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days after the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) Indebtedness of general partnerships of which such Person is a general partner;
(j) Hedge Agreements and (k) all Off-Balance Sheet Obligations of such Person.

         "Indemnified Party" shall have the meaning set forth in Section
10.03(a).

         "Intercompany Subordination Agreement" shall mean an Intercompany Subordination Agreement substantially in the form of Exhibit G and executed on behalf of each Borrower by a Responsible Officer of such Borrower.

         "Interest Period" shall mean, with respect to any Loan, (a) initially, the period commencing on the Funding Date to but excluding the first Payment Date and (b) thereafter, each period commencing on a Payment Date to but excluding the next Payment Date. Notwithstanding the foregoing, no Interest Period may end after the Termination Date.

         "Investment" shall mean in respect of any Person, any loan or advance to such Person, any purchase or other acquisition of any Capital Stock of such Person, any capital contribution to such Person or any other investment or interest in such Person.

         "Irish Accounts" shall mean, collectively, the current account (account number 26932340) and the deposit account (account number 26933888) in the name of AHR Capital with The Governor and Company of the Bank of Ireland

         "Irish Borrower" shall mean:

            (a) any Borrower operating in Ireland through a branch, agency or other form of permanent establishment with which the Agreement is connected; or

            (b) any Borrower that is resident in Ireland for the purposes of the Irish Taxes Act.

         "Irish Borrower Tax Requirements" shall mean the following:

            (a) each Irish Borrower is and shall continue to be resident in Ireland for the purposes of the Irish Taxes Act;

            (b) each Irish Borrower carries on and shall continue to carry on in Ireland the business of holding, managing or both the holding and managing of the Eligible Assets or interests in the Eligible Assets;

            (c) apart from activities ancillary to the business of managing or holding the Eligible Assets or interests in the Eligible Assets, each Irish Borrower carries on and shall continue to carry on no other activities;

            (d) the market value of the Eligible Assets or interests in the Eligible Assets held or managed by each Irish Borrower was not less than 10,000,000 Euro on the day on which the Eligible Assets or interest in the Eligible Assets were first held by it;

            (e) all of the transactions entered into or that will be entered into by each Irish Borrower have been or will be entered into, as the case may be, on an arm's length basis, apart from any transaction or arrangement where Section 110(4) of the Irish Taxes Act applies to any interest or other distribution payable under the transaction or arrangement unless the transaction or arrangement concerned is excluded from that provision by virtue of Section 110(5) of the Irish Taxes Act;

            (f) each Irish Borrower has notified the Irish Revenue Commissioners in the prescribed form that it is or intends to be a qualifying company for the purposes of Section 110(1) of the Irish Taxes Act and has supplied to the Irish Revenue Commissioners such other particulars relating to it as may be specified in the prescribed form;

            (g) the proceeds of all monies or funding received by each Irish Borrower have been, or as applicable, shall be used by each Irish Borrower in the course of its business as a qualifying company within the meaning of Section 110 of the Irish Taxes Act;

            (h) excluding costs of incorporation of any Irish Borrower, any material expenses (being expenses in the aggregate exceeding $50,000 per annum) incurred or to be incurred by each Irish Borrower including interest payable by such Irish Borrower shall be deductible in computing its profits for the purposes of the Irish Taxes Act;

            (i) any transaction entered into by each Irish Borrower is not or will not be entered into by such Borrower for tax avoidance reasons; and

            (j) no Irish Borrower is or will become a member of a VAT Group.

         "Irish Debenture" shall mean the debenture governed by the laws of Ireland to be executed and delivered by AHR Capital in favor of the Lender, as the same may be amended, supplemented or otherwise modified from time to time.

         "Irish Revenue Commissioners" shall mean the Revenue Commissioners of Ireland (being the tax authority of Ireland).

         "Irish Taxes Act" shall mean the Taxes Consolidation Act, 1997, as amended of Ireland.

         "Irish Tax Indemnification Obligations" shall mean the following:

            (a) Each Irish Borrower shall pay and, within three (3) Business Days of demand by the Lender, indemnify the Lender against any cost, loss or liability that the Lender may incur in relation to all stamp duty, registration or other similar taxes payable in connection with or in respect of this Agreement or any document relating thereto in connection with the holding or management of the Eligible Assets;

            (b) The amount of all payments made by each Irish Borrower to the Lender pursuant to this Agreement shall be deemed to be exclusive of any Value Added Tax. In the event the Lender is required, under applicable law, to charge Value Added Tax on any supply made by any Lender to any Borrower in connection with the Agreement, such Borrower shall pay to the Lender an amount equal to the amount of the Value Added Tax; and

            (c) Each Irish Borrower shall pay and within three (3) Business Days of demand by the Lender, indemnify the Lender against all Value Added Tax incurred by the Lender in respect of costs or expenses to be reimbursed by a Borrower to the extent that the Lender is not entitled to credit or repayment of the Value Added Tax.

         "Lender" shall have the meaning provided in the introductory paragraph hereto.

         "Lender Generated Eligible Asset" shall have the meaning provided in clause (c) of Section 10.03 hereof.

         "Lien" shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

         "Loan" shall mean the advances and extensions of credit made pursuant to clauses (a) and (b) of Section 2.01 hereof.

         "Loan Documents" shall mean, collectively, this Agreement, the Note, the Parent Guaranty, the Custodial and Payment Application Agreement, the Intercompany Subordination Agreement, the Collateral Documents and the Fee Letter and each other agreement, certificate, document or instrument executed by a Borrower or the Guarantor and delivered to the Lender in connection with any of the foregoing in each case as amended, restated, supplemented or otherwise modified and in effect from time to time. For the avoidance of doubt, the Eligible Asset Documents shall not constitute Loan Documents hereunder.

         "LTV Ratio" or "Loan-to-Value" shall mean in respect of Eligible Mezzanine Loans and Eligible B Notes, the ratio of (i) the outstanding principal amount of such Eligible Mezzanine Loans or Eligible B Notes at such time, plus, the amount of any Allocated Underlying Debt for such Eligible Mezzanine Loans or Eligible B Notes at such time, to (ii) the Appraised Value of the Underlying Asset(s) as determined by reference to an Acceptable Appraisal with such Appraised Value being subject to adjustment by the Lender in its good faith business judgment.

         "Mandatory Cost" shall mean, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1-D Mandatory Costs.

         "Market Value" shall mean, as of any date of determination in respect of an Eligible Asset and calculated in the applicable Eligible Currency, equal to the value of any Eligible Asset as determined by the Lender (including, if applicable, the positive or negative value of any Permitted Hedge Obligations) in its sole discretion using methodology and parameters determined in its sole discretion; provided, that on any date such Eligible Asset is initially included in the Borrowing Base as a New Asset pursuant to Section 2.03(d)(i), "Market Value" shall be determined by the Lender in its good faith business judgment.

         "Material Adverse Change" shall mean a material adverse change on (a) any of the property, business, operations or financial condition of (i) Anthracite and its consolidated Subsidiaries, taken as a whole, or (ii) any Borrower, (b) the ability of Anthracite or any Borrower to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents or (d) the rights and remedies of the Lender under any of the Loan Documents.

         "Maximum Credit" shall mean $100,000,000; provided, that on each Dollar Equivalent Overadvance Date, the "Maximum Credit" shall be increased by an amount not to exceed the Dollar Equivalent Overadvance Maximum Credit.

         "Moody's" shall mean Moody's Investors Service, Inc.

         "Multiemployer Plan" shall mean a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been or are required to be made by any Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

         "New Asset" shall mean any asset that a Borrower proposes to be included as an Eligible Asset in the Borrowing Base.

         "New Asset Legal Documents" shall mean, in respect of the applicable New Asset/New Jurisdiction/Alternate Currency Requirements, such documents, certificates and instruments as determined by the Lender in its sole discretion (including, but not limited to, as applicable, any Collateral (Other Eligible Jurisdiction) Document, any additional Collateral (US) Document, opinions of counsel and amendments to the Loan Documents), which documents, certificates and instruments shall be in form and substance satisfactory to the Lender in its sole discretion.

         "New Asset Materials" shall mean (each only to the extent available to a Borrower) with respect to the proposed inclusion of any New Assets in the Borrowing Base, a credit approval memo, including (x) a summary of the material terms (as determined by the Borrower Agent in its good faith business judgment) of the underlying intercreditor agreements and participation agreements, in each case relating to such New Asset (provided, that the Lender acknowledges and agrees that each such summary shall be used solely for the Lender's ease of reference in the Lender's own independent review of the underlying loan documentation and that, notwithstanding anything to the contrary in any Loan Document, the applicable Borrower makes no representation or warranty whatsoever as to the accuracy or completeness of any summary) and (y) a summary of the potential transaction benefits and all material underwriting risks, all Underwriting Issues and all other characteristics of the proposed transaction that a reasonable lender would consider material, together with the following information:

            (a) With respect to each Eligible Mezzanine Loan or Eligible B Note:

                (i) an Acceptable Appraisal;

                (ii) the Eligible Asset Documents;

                (iii) current rent roll, if applicable;

                (iv) financial statements of the related property-owning entity, certified by such entity, for the past two (2) years and separate financial or other reporting statements with respect to each property owned by such entity and relating to such Eligible Mezzanine Loan or Eligible B Note, to the extent prepared by such entity;

                (v) trailing 12-month unaudited income statement of the related property-owning entity and income statements with respect to each property owned by such entity and relating to such Eligible Mezzanine Loan or Eligible B Note, to the extent prepared by such entity;

                (vi) pro-forma cash flow, plus historical information; (vii) current operating budget of the related property-owning entity and a separate operating budget with respect to each property owned by such entity and relating to such Eligible Mezzanine Loan or Eligible B Note;

                (viii) description of the Underlying Asset and the ownership structure of the borrower and the issuer (including, without limitation, the board of directors, if applicable) and financial statements of the borrower and the issuer;

                (ix) indicative debt service coverage ratios;

                (x) indicative loan-to-value ratio;

                (xi) term sheet outlining the transaction generally;

                (xii) the relationship between the mortgagor and any Borrower, if any;

                (xiii) confirmation that such Eligible Mezzanine Loan or Eligible B Note has been approved by the applicable Borrower's credit committee, to the extent applicable;

                (xiv) any exceptions to the representations and warranties set forth in Schedule 1 to this Agreement;

                (xv) if such Eligible Asset is serviced by a sub-servicer engaged by a Borrower, the identity of such sub-servicer and

                (xvi) such other information or other deliverables as may be reasonably requested by the Lender in respect of a particular Eligible Mezzanine Loan or Eligible B Note.

         (b) With respect to each Eligible CMBS Security: (

                i) collateral summary books which include, to the extent provided to any Borrower, the following:

                   (A) loan detail and asset description;

                   (B) map and photo;

                   (C) rent roll;

                   (D) operating information; and

                   (E) appraisal, environmental, engineering summary;

                (ii) underwriting materials and analysis, which includes the executive summary, all loss scenarios and the asset summaries prepared for the twenty (20) largest loans;

                (iii) loan data disk;

                (iv) materials furnished to S&P, Moody's or Fitch in connection with the issuance of such Eligible CMBS Security (including any rating letters or private or public placement memoranda), to the extent in such Borrower's possession;

                (v) Securitization Documents;

                (vi) remittance report for most recent period in such Borrower's possession;

                (vii) quarterly remittance reports in such Borrower's possession;

                (viii) legal opinions delivered with respect to the Eligible CMBS Security in such Borrower's possession;

                (ix) special servicing or other reports, if any, delivered with respect to the Eligible CMBS Security in such Borrower's possession;

                (x) accounting reports delivered with respect to the Eligible CMBS Security in such Borrower's possession;

                (xi) a copy of the executed trade ticket (including evidence of the dollar price paid by such Borrower and purchase spread over treasuries or other relevant benchmark for such Eligible CMBS Security) and any adjustments to the purchase price not reflected in such trade ticket; and

                (xii) such other information or other deliverables as may be reasonably requested by the Lender in respect of a particular Eligible CMBS Security.

         "New Asset/New Jurisdiction/Alternate Currency Requirements" shall mean the requirements relating to (a) the inclusion of any New Asset as an Eligible Asset, (b) the inclusion of any New Jurisdiction as an Eligible Jurisdiction, and (c) the approval of any Alternate Currency, and such other matters related or incidental thereto, in each case as set forth in Schedule 1-E.

         "New Jurisdiction" shall mean any jurisdiction (a) which the Borrower Agent has requested to be included as an Eligible Jurisdiction for the purpose of including New Assets located in such New Jurisdiction in the Borrowing Base pursuant to Section 2.03(d)(i) or (b) without duplication of clause (i) hereof, in which any Underlying Assets are located.

         "New Jurisdiction Materials" shall mean with respect to the proposed inclusion of any New Jurisdiction as an Eligible Jurisdiction:

            (a) a summary of the applicable law in such New Jurisdiction relating to the making of loans, the granting and enforcement of a Lien in respect of each Eligible Asset and each Underlying Asset and such other matters as determined by the Lender in its sole discretion (provided, that the Lender acknowledges and agrees that each such summary shall be used solely for the Lender's ease of reference in the Lender's own independent review of the underlying loan documentation);

            (b) representations and warranties in form and substance satisfactory to the Lender in respect of (i) each Eligible Asset proposed to be included in such New Jurisdiction or (ii) the applicable Underlying Asset located in such New Jurisdiction, and in each case consistent with local practices and requirements;

            (c) any other materials deemed necessary by the Lender in its sole discretion.

         "Non-Recourse Indebtedness" shall have the meaning set forth in the Parent Guaranty.

         "Note" shall mean the promissory note referred to in Section 2.02 hereof for Loans and any promissory note delivered in substitution or exchange therefor, in each case, substantially in the form of Exhibit A and as the same shall be modified and supplemented and in effect from time to time.

         "Obligations" shall mean the unpaid principal amount of, and interest (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Loans, and all other obligations and liabilities of the Borrowers to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of, or in connection with this Agreement (including any amounts payable pursuant to Sections 3.03, 10.03 and 10.14(c)), the Notes, the Fee Letter, any other Loan Documents, and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Lender that are required to be paid pursuant to the terms of the Loan Documents) or otherwise For the avoidance of doubt, the aggregate amount of the "Obligations" shall not at any time be reduced by operation of Section 10.18.

         "Off-Balance Sheet Obligations" shall mean, with respect to any Person and its consolidated Subsidiaries determined on a consolidated basis as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP: (a) the monetary obligations under any financing lease or so-called "synthetic", tax retention or off-balance sheet lease transaction which, upon the application of any insolvency laws to such Person or any of its consolidated Subsidiaries, would be characterized as indebtedness; (b) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its consolidated Subsidiaries; or (c) any other monetary obligation arising with respect to any other transaction which (i) is characterized as indebtedness for tax purposes but not for accounting purposes in accordance with GAAP or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its consolidated Subsidiaries (for purposes of this clause (c), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment shall be deemed to be the functional equivalent of a borrowing).

         "Organic Document" shall mean, relative to Anthracite or any Borrower, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement and all shareholder agreements, voting trusts and similar arrangements to which Anthracite or such Borrower is a party applicable to any of its authorized shares of Capital Stock.

         "Parent Deed of Charge" shall mean the Deed of Charge (In Respect Of Shares) governed by the laws of Ireland to be executed and delivered by Anthracite in favor of the Lender, substantially in the form of Exhibit C-2, as the same may be amended, supplemented or otherwise modified from time to time.

         "Parent Financial Covenants" shall mean the financial covenants contained in the Parent Guaranty; provided, that compliance with the Parent Financial Covenants shall be determined by excluding the assets and liabilities of variable interest entities required to be consolidated under FIN 46R and without giving any effect to any changes in or in the interpretation of FAS 140 after the date hereof.

         "Parent Guaranty" shall mean the Parent Guaranty to be executed and delivered by Anthracite in favor of the Lender, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

         "Parent Pledge Agreement" shall mean the Pledge Agreement to be executed and delivered by Anthracite in favor of the Lender, substantially in the form of Exhibit C-1, as the same may be amended, supplemented or otherwise modified from time to time.

         "Participating Member State" shall mean each state so described in any EMU Legislation.

         "Payment Date" shall mean the 15th calendar day of May, August, November and February, commencing with the first such date after the related Funding Date; provided, that if any such date is not a Business Day, the "Payment Date" shall be the immediately succeeding Business Day.

         "Permitted Hedge Obligations" shall mean, in respect of a Borrower, any Hedge Agreement which is entered into by such Borrower in the ordinary course of business for the purpose of directly mitigating risks associated with Eligible Assets, or changes in the value of Eligible Assets, and not for purposes of speculation or taking a "market view"; provided that:

            (a) the relevant Hedge Agreement does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

            (b) the relevant Hedge Agreement is entered into for bona fide protection against potential losses in relation to interest or currency rates and the relevant Hedge Agreement does not at the time that it is entered into, and is not intended to, create the same or a similar economic benefit as an agreement to borrow money or raise financing or an agreement which otherwise has the same commercial effect as a borrowing (other than in a de minimis amount in aggregate);

            (c) the relevant Hedge Agreement is entered into on terms (including interest rates) that are an accepted market standard for a company of comparable standing to such Borrower;

            (d) each Borrower and the applicable counterparty has entered into an intercreditor agreement in respect of the relevant Hedge Agreement, and the applicable counterparty has agreed to waive (i) any right of cross default (other than in respect of the relevant Eligible Asset itself) or (ii) in respect of any other transaction which is not a Permitted Hedge Obligation, any right of set-off or netting arrangements whether arising by contract or other applicable law; provided, that any Hedge Agreement constituting an unsecured forward contract for the purchase of any Eligible Currency with a maturity of ninety (90) days or less, shall not be required to satisfy this paragraph (d);

            (e) in the event that the applicable counterparty is not the Lender (or an Affiliate of the Lender), such Hedge Agreement shall be fully subordinated in form and substance acceptable to the Lender in its sole discretion; provided, that any Hedge Agreement constituting an unsecured forward contract for the purchase of any Eligible Currency with a maturity of ninety (90) days or less, shall not be required to be subordinated hereunder; and

            (f) the relevant Hedge Agreement has been pledged to the Lender pursuant to a Collateral Document to secure the Obligations in form and substance reasonably satisfactory to the Lender.

         "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

         "Plan" shall mean an employee benefit or other plan established or maintained by a Borrower or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

         "Prescribed Laws" shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The "USA PATRIOT Act"), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. ss.1701 et. seq. and (d) all other Requirements of Law relating to money laundering or terrorism.

         "Prohibited Underlying Asset" shall mean any Underlying Asset which (a) is a restaurant, convenience store, gas station, condo conversion, or "value added" construction project or (b) is secured by one or more construction loans; provided, that in the case of any Eligible CMBS Securities, (x) any Underlying Asset which is otherwise a Prohibited Underlying Asset hereunder shall not be deemed a Prohibited Underlying Asset and (y) the Appraised Value of all "Prohibited Underlying Assets" related to such Eligible CMBS Securities shall not exceed five percent (5%) of the Appraised Value of all Underlying Assets related to such Eligible CMBS Securities.

         "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Qualifying Lender" means a Lender (and for the purposes of this definition, the term "Lender" shall include any participant, assignee, successor or transferee of or to a Lender's rights or obligations under this Agreement) which at the time the payment is made, is beneficially entitled to the payments to be made by an Irish Borrower hereunder and is:

            (a) the holder of a license granted under Section 9 of the Central Bank Act, 1971 of Ireland which is carrying on a banking business in Ireland and whose lending office with which this Agreement is connected is located in Ireland; or

            (b) an authorised credit institution under the terms of the Codified Banking Directive (2000/12/EC) which has duly established a branch in Ireland and has made all necessary notifications to its home state competent authorities required thereunder in relation to its intention to carry on a banking business in Ireland and which is carrying on a bona fide banking business in Ireland and whose lending office with which this Agreement is connected is located in Ireland; or

            (c) either:

                (i) a person that is resident in a territory with which Ireland has a double taxation treaty that is in effect or a person that is resident in a member state of the European Communities (other than Ireland), in each case where residence is determined under the tax laws of the relevant territory or Member State (together a "Relevant Territory"); or

                (ii) a U.S. company that it is incorporated in the US and subject to tax in the U.S. on its worldwide income; or

                (iii) a U.S. L.L.C. provided, that the ultimate recipients of the interest are resident for tax purposes in a Relevant Territory and that the business conducted through the L.L.C. is so structured for market reasons and not for tax avoidance purposes;

provided, that in (a) and (b) the Lender does not, and in (c) neither the Lender nor the ultimate recipients of the interest, operate in Ireland through a branch or agency with which the payments from the Irish Borrower are connected;

            (d) a qualifying company within the meaning of Section 110 Irish Taxes Act; or

            (e) a person that is a resident of a territory with which Ireland has a double taxation treaty that is in effect, under the terms of that double taxation treaty; provided, that person is entitled under the terms of that double taxation treaty, subject to the completion of any necessary procedural formalities, to receive all payments under the Finance Documents without a withholding or deduction for or on account of Taxes provided that such person has completed in a timely manner any required forms to obtain this relief, submitted those forms to the Irish Revenue Commissioners and provided a copy of those forms to the Irish Borrower; or

            (f) a company which includes a body corporate, which is resident in Ireland for the purposes of the Irish Taxes Act or which carries on a trade in Ireland through a branch or agency:

                (i) which advances money under this Agreement in the ordinary course of a trade which includes the lending of money;

                (ii) in whose hands any interest payable under this Agreement is taken into account in computing the trading income of the company; and

                (iii) which has complied with all of the provisions of Section 246(5)(a) of the Irish Taxes Act including making the appropriate notifications thereunder to the Irish Revenue Commissioners and the relevant Irish Borrower, and provided, further,that the Lender has not ceased to be a company to which Section 246(5)(a) applies.

         "Quarterly Servicing Information" shall mean the information set forth on Schedule 6.01(a), as the same may be amended, supplemented or otherwise modified from time to time.

         "REIT" shall mean a Person qualifying for treatment as a "real estate investment trust" under the Code.

         "Request for Borrowing" shall have the meaning provided in Section 2.03(a) hereof and substantially in the form of Exhibit B, as the same shall be modified and supplemented and in effect from time to time.

         "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including, without duplication, Prescribed Laws), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Reset Date" shall mean each Payment Date.

         "Responsible Officer" shall mean, as to any Person, the chief executive officer, the chief financial officer, the President, the Vice President, any director, the Secretary or the Treasurer or any other duly appointed officer of such Person customarily performing functions similar to those performed by any of the foregoing officers of such Person.

         "Restricted Payment" shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock, or on account of any return of capital to such Person's stockholders, partners or members (or the equivalent Person thereof).

         "Revaluation Date" shall mean (a) with respect to any Loan, (i) each date of a borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, or (ii) such additional dates as the Lender shall designate from time to time in its sole discretion and (b) to the extent applicable, with respect to the calculation of the fees payable pursuant to the Fee Letter, each Business Day.

         "Same Day Funds" shall mean (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Lender to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

         "Screen Rate" shall mean, for any Interest Period:

            (a) the rate per annum equal to the rate determined by the Lender to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term of one-month, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

            (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Lender to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term of one-month, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securitization Documents" shall mean, with respect to any Eligible CMBS Securities, any pooling and servicing agreements, special servicing agreements or other agreements governing the issuance and administration of such Eligible CMBS Securities and any offering document used in the distribution and sale of such Eligible CMBS Securities (including, without limitation, the preliminary and final private placement memorandum, prospectus and/or offering memorandum).

         "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Single Employer Plan" shall mean as to any Person any Plan of such Person which is not a Multiemployer Plan.

         "Solvent" shall mean (i) the amount of the "present fair saleable value" of the assets of Anthracite and its consolidated Subsidiaries, taken as a whole, will, as of such date, exceed the amount of all "liabilities of Anthracite and its consolidated Subsidiaries, taken as a whole, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (ii) the present fair saleable value of the assets of Anthracite and its consolidated Subsidiaries, taken as a whole, will, as of such date, be greater than the amount that will be required to pay the liabilities of Anthracite and its consolidated Subsidiaries, taken as a whole, on their respective debts as such debts become absolute and matured, (iii) neither Anthracite and its consolidated Subsidiaries, taken as a whole, will have, as of such date, an unreasonably small amount of capital with which to conduct their respective businesses, and (iv) Anthracite and its consolidated Subsidiaries, taken as a whole, will be able to pay their respective debts as they mature. For purposes of this Section, "debt" means "liability on a claim", "claim" means any
(x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

         "Specified Date" shall mean, in respect of any Borrower as to which an Event of Default pursuant to clauses (ii), (iii) and (iv) of Section 7 has occurred and is continuing, the date which is the earlier of (A) the date on which such Borrower obtains actual knowledge of such breach and (B) the date on which the Lender notifies such Borrower in writing of such breach.

         "Specified Event of Default" shall mean any Event of Default set forth in Sections 7(a), (b), (f), (g), (h), (i) or (o).

         "Spot Rate" shall mean, in respect of any currency, the rate determined by the Lender to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided, that the Lender may obtain such spot rate from another financial institution designated by the Lender if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

         "Sterling" and "(pound)" shall mean the lawful currency of the United Kingdom.

         "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof Voting Power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have Voting Power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person; provided, that any issuer of certificated subordinate classes and residual equity interests in collateralized debt obligations, collateralized loan obligations or collateralized bond obligations (including, without limitation, any synthetic collateralized debt obligations or synthetic collateralized loan obligations) shall not be deemed a "Subsidiary" hereunder.

         "Table Funded New Asset" shall mean a New Asset which is financed by the Lender simultaneously with the origination or acquisition thereof, which origination or acquisition is financed with proceeds of a Loan, pursuant to the Borrower Agent's request, paid directly to the settlement agent for such New Asset for disbursement in connection with such origination or acquisition. A New Asset shall cease to be a "Table Funded New Asset" after the Custodian has delivered a trust receipt to the Lender certifying its receipt of the New Asset Legal Documents therefor.

         "Tangible Net Worth" shall have the meaning set forth in the Parent Guaranty.

         "Tax Certificate" shall mean a certificate in substantially the form of Exhibit J to this Agreement.

         "Termination Date" shall mean September __, 2008, or such other date on which this Agreement shall be extended or terminate in accordance with Section
2.07 or such other date as otherwise provided in this Agreement.

         "Termination Date Extension" shall have the meaning provided in Section 2.07.

         "UK Custody Agreement" shall mean the custody agreement governed by the laws of England and Wales, by and among the applicable Borrower, ABN AMRO (or its designee), the Lender and the Borrower Agent, which shall be in form and substance satisfactory to the Lender.

         "Underlying Assets" shall mean, in respect of any Eligible Asset, the income-producing commercial real estate, loan note, bond, security or other asset which directly or indirectly secures such Eligible Asset or to which such Eligible Asset is otherwise related.

         "Underlying Asset Net Cash Proceeds" shall mean, in respect of any Underlying Asset, the net cash proceeds received from the payment, prepayment or redemption (in whole or in part) in respect of such Underlying Asset.

         "Underlying Asset Proceeds Prepayment Amount" shall mean, in respect of any Eligible Asset and the related Underlying Asset on any date of determination, an amount equal to the product of the Applicable Borrowing Base Percentage applied to such Eligible Asset, multiplied by, the Underlying Asset Net Cash Proceeds.

         "Underlying Asset Servicer" shall mean (a) any entity listed on
Schedule 1-F hereto or (b) any other entity which manages and/or services any of the Underlying Assets.

         "Underlying Asset Servicer Instruction Letter" shall mean an irrevocable instruction letter in form and substance satisfactory to the Lender by the applicable Borrower to the Underlying Asset Servicer (and acknowledged by such Underlying Asset Servicer), instructing the Underlying Asset Servicer to deposit all payments to be made to such Borrower in respect of any Eligible Assets serviced by such Underlying Asset Servicer into the English Sub-Collection Account.

         "Underlying German Assets" shall mean any Underlying Asset located in the Federal Republic of Germany.

         "Underlying Other Eligible Jurisdiction Assets" shall mean any Underlying Asset located in any Eligible Jurisdiction (other than the Federal Republic of Germany, Scotland, England and Wales or the United States of America).

         "Underlying Scottish Assets" shall mean any Underlying Asset located in Scotland.

         "Underlying UK Assets" shall mean any Underlying Asset located in England or Wales.

         "Underlying US Assets" shall mean any Underlying Asset located in the United States of America.

         "Underwriting Guidelines" shall mean any underwriting guidelines from time to time adopted by any Borrower and as the same may be modified from time to time in accordance with Section 6.20.

         "Underwriting Issues" shall mean, with respect to any New Asset, all material information that has come to any Borrower's attention which, based on the making of reasonable inquiries and the exercise of reasonable care and diligence under the circumstances, would be considered a materially "negative" factor (either separately or in the aggregate with other information) to a reasonable institutional mortgage buyer in determining whether to originate or acquire such New Asset, including, but not limited to, the extent of such Borrower's knowledge in respect of (x) whether any of the Eligible Assets were rejected for inclusion in, or repurchased from, any securitization transaction, warehouse loan facility or a repurchase transaction due to the breach of a representation and warranty, or (y) the existence of a material defect in the loan documentation or closing deliveries (such as any absence of any material Eligible Asset Document).

         "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest or the renewal or enforcement thereof in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York.

         "US Collection Account" shall mean a deposit, custody, money-market or other similar account (whether, in any case, time or demand or interest or non-interest bearing) maintained by each Borrower with LaSalle Bank National Association, as depository institution which shall at all times be subject to the first priority security interest of the Lender pursuant to the US Collection Account Control Agreement.

         "US Collection Account Control Agreement" shall mean the US Collection Account Control Agreement with respect to the US Collection Account substantially in the form of Exhibit H-1, by and among AHR Capital, as grantor, LaSalle Bank National Association, as securities intermediary, and the Lender, as secured party, as the same shall be modified and supplemented and in effect from time to time.

         "Value Added Tax" shall mean any tax levied pursuant to the VAT Act 1972 (as amended).

         "VAT Group" shall mean a "VAT group" as defined by Section 8(8) of the VAT Act 1972 (as amended).

         "Voting Power" shall mean of any Voting Stock the number of votes such Voting Stock are entitled to cast for directors of a Borrower at any meeting of stockholders of such Borrower.

         "Voting Stock" shall mean all securities issued by a Borrower having the ordinary power to vote in the election of directors of such Borrower, other than securities having such power only upon the occurrence of a default or any other extraordinary contingency.

         1.02 Accounting Terms and Determinations. Except as otherwise expressly provided herein or in the Parent Guaranty, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared, in accordance with GAAP.

         1.03 Exchange Rates; Currency Equivalents.

         (a) The Lender shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Loans denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrowers hereunder or calculating financial covenants hereunder (including the Parent Financial Covenants) or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Lender in its good faith business judgment.

         (b) Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing or Eurocurrency Rate Loan is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Lender in its good faith business judgment.

         1.04 Additional Alternative Currencies.

         (a) Any Borrower may from time to time request that Loans be made in a currency other than those specifically listed in the definition of "Alternative Currency", provided, that (i) payments are made to a Borrower in such other currency in respect of an Eligible Asset included in the Borrowing Base, and
(ii) such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. Such request shall be subject to the approval of the Lender in its sole discretion.

         (b) Any such request shall be made to the Lender in compliance with the applicable New Asset/New Jurisdiction/Alternate Currency Requirements.

         1.05 Change of Currency. (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the EMU that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided, that if any borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such borrowing, at the end of the then current Interest Period.

         (b) Each provision of this Agreement shall be subject to such changes of construction, as specified in clause (a), as the Lender may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the EMU and any relevant market conventions or practices relating to the Euro.

         (c) Each provision of this Agreement shall also be subject to such changes of construction, as specified in clause (a), as the Lender may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

         1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to United States Eastern time (daylight or standard, as applicable).

         Section 2. Loans, Note and Prepayments.

         2.01 Loans.

         (a) Subject to the fulfillment of the conditions precedent set forth in Sections 4.01 and 4.02 hereof, and provided, that no Default shall have occurred and be continuing hereunder, the Lender agrees from time to time to make, on the terms and subject to the conditions of this Agreement, advances to the Borrowers in an Eligible Currency from time to time, on any Business Day during the Availability Period, in an aggregate principal amount at any one time outstanding up to but not exceeding the lesser of (i) the Maximum Credit or (ii) the Borrowing Base as in effect from time to time; provided, further, that (x) the aggregate principal amount of all outstanding Loans at any one time shall not exceed the lesser of (i) the Maximum Credit or (ii) the Borrowing Base, and
(y) the Lender shall not be obligated to make any Loans which, after giving effect thereto, would result in violation of any applicable Eligible Asset Funding Requirement.

         (b) On any Dollar Equivalent Overadvance Date, at the Lender's sole discretion, and, provided that no Default shall have occurred and be continuing hereunder, the Lender may make, on the terms and subject to the conditions of this Agreement, a Dollar Equivalent Overadvance Loan in an aggregate principal amount at any one time outstanding up to but not exceeding the Dollar Equivalent Overadvance Maximum Credit; provided, that (x) any Dollar Equivalent Overadvance Loan shall be deemed funded in full on the applicable Dollar Equivalent Overadvance Date and no additional amounts may be borrowed or reborrowed thereafter, and (y) the amount of such Dollar Equivalent Overadvance Loan shall not exceed the positive difference between (i) the aggregate amount of the Dollar Equivalent of the Loans outstanding under this Agreement and (ii) the Maximum Credit (prior to being increased by the Dollar Equivalent Overadvance Maximum Credit).

         (c) Subject to the terms and conditions of this Agreement and other than as provided by clause (b) of Section 2.01, during such period each Borrower may (i) borrow, (ii) repay the Loan, in full or in part, without penalty, and
(iii) reborrow hereunder; provided, that notwithstanding the foregoing, the Lender shall have no obligation to make Loans to any Borrower in aggregate amounts in excess of the then current Maximum Credit and, in the event the obligation of the Lender to make Loans to any Borrower is terminated as permitted hereunder, the Lender shall have no further obligation to make additional Loans hereunder.

         (d) Promptly upon repayment in full in cash of the Asset Attributable Loan Balance and upon a Borrower's written request, the Lender shall grant such Borrower release of the Lender's Lien on such Eligible Asset substantially in the form provided as Exhibit M (as the same shall be amended, from time to time, as may be necessary under the laws of the relevant jurisdiction to effect a complete and unconditional release by the Lender of all its right, title and interest in, to and under such Eligible Asset) and, effective on such date, such asset shall thereupon no longer be deemed an Eligible Asset hereunder. All cost and expenses in connection with all necessary release documents shall be paid by such Borrower upon demand.

         2.02 Evidence of Debt. The Loans made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall create a rebuttable presumption that the amount of the Loans made by the Lender to any of the Borrowers and the interest and payments thereon listed in such accounts and records are correct. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any of the Borrowers hereunder to pay any amount owing with respect to the Obligations. Upon the request of the Lender to a Borrower, such Borrower shall execute and deliver to the Lender a Note, substantially in the form of Exhibit A hereto (the "Notes"), which shall evidence the Lender's Loans to such Borrower in addition to such accounts or records. The Lender may attach schedules to a Note and endorse thereon the date, type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto. The Lender shall have the right to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise.

         2.03 Procedure for Borrowing.

         (a) Subject to clause (d) of this Section 2.03, the Borrower Agent may request a borrowing hereunder (other than a borrowing made pursuant to Section 2.01(b)) on any Business Day during the Availability Period, by delivering to the Lender a written request for borrowing, substantially in the form of Exhibit B attached hereto (a "Request for Borrowing"), which request must be received by the Lender prior to 11:00 a.m., New York City time, three (3) Business Days prior to the requested Funding Date. Such request for borrowing shall (i) identify the name of each Borrower requesting a Loan, (ii) identify the amount requested to be borrowed in respect of each Eligible Asset (and the Applicable Borrowing Base Percentage for such Eligible Asset), (iii) attach a schedule identifying the Eligible Assets that the applicable Borrower proposes to be included in the Borrowing Base in connection with such borrowing, (iv) specify the requested Funding Date, and (v) attach an officer's certificate signed by a Responsible Officer of the applicable Borrower as required by Section 4.02(b) hereof.

         (b) Upon a Borrower's request for a borrowing pursuant to Section 2.03(a), the Lender shall, upon satisfaction of all applicable conditions precedent set forth in Section 4.01 and 4.02 hereof and, provided, that no Default shall have occurred and be continuing, make a Loan to the applicable Borrower, in the amount so requested.

         (c) Subject to Section 4.02 hereof, such borrowing will then be made available to the applicable Borrower by the Lender transferring, via wire transfer, to the account of the applicable Borrower identified on Schedule 2.03 hereto, in the aggregate amount of such borrowing in funds immediately available to such Borrower.

         (d) (i) The Borrower Agent may, from time to time, submit to the Lender a request to include New Assets into the Borrowing Base in accordance with the applicable New Asset/New Jurisdiction/Alternate Currency Requirements.

            (ii) The Borrower Agent may, from time to time, submit to the Lender a request to include a New Jurisdiction as an Eligible Jurisdiction in accordance with the applicable New Asset/New Jurisdiction/Alternate Currency Requirements.

         2.04 Limitation on Types of Loans; Illegality. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurocurrency Rate:

         (a) the Lender determines, which determination shall be conclusive, that by reason of circumstances affecting the relevant market, quotations of interest rates for the relevant deposits referred to in the definition of "Eurocurrency Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Loans as provided herein (as certified by the Lender); or

         (b) the Lender determines, which determination shall be conclusive, that the relevant rate of interest referred to in the definition of "Eurocurrency Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Loans is to be determined is not expected adequately to cover the cost to the Lender of making or maintaining Loans (as certified by the Lender); or

         (c) it becomes unlawful for the Lender to honor its obligation to make or maintain Loans hereunder using a Eurocurrency Rate (as certified by the Lender);

then the Lender shall give the Borrower Agent prompt notice thereof and, so long as such condition remains in effect, (i) in the case of clause (c) of this Section only, the Lender shall be under no obligation to make additional Loans and (ii) in the case of clauses (a), (b) and (c) of this Section, the Borrowers shall either prepay all such Loans as may be outstanding (without additional cost or penalty but subject to Section 3.04) and this Agreement shall terminate, or pay interest on such Loans at a rate per annum equal to the Federal Funds Rate, plus, the Applicable Margin.

         2.05 Repayment of Loans; Interest.

         (a) The Borrowers hereby promise to repay in full in cash the then aggregate outstanding principal amount of the Loans on the Termination Date; provided, that any Dollar Equivalent Overadvance Loan shall be repaid in full in cash on the Dollar Equivalent Overadvance Maturity Date.

         (b) The Borrowers hereby promise to pay to the Lender interest on the unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at a rate per annum equal to the Eurocurrency Rate plus the Applicable Margin stated in the definition of "Applicable Margin"; provided, that in no event shall such rate per annum exceed the maximum rate permitted by law. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Applicable Margin Increase Event, the Borrowers hereby promise to pay to the Lender interest at a rate per annum equal to the Eurocurrency Rate plus the Applicable Margin stated in the proviso to the definition of "Applicable Margin" on any principal of any Loan and on any other amount payable by a Borrower hereunder or under the Note that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable on each Payment Date and on the Termination Date, plus (in the case of a Eurocurrency Rate Loan which is lent from a lending office in the United Kingdom or a Participating Member State) the Mandatory Cost; provided, that, the Lender may, in its sole discretion, require accrued interest to be paid simultaneously with any prepayment of principal made by a Borrower on account of any of the Loans outstanding. Interest payable at the rate per annum equal to the Eurocurrency Rate plus the Applicable Margin stated in the proviso to the definition of "Applicable Margin" shall accrue daily and shall be payable upon such accrual. Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall give notice thereof to the Borrower Agent.

         2.06 Prepayments.

         (a) (i) Upon the occurrence of a Collateral Value Deficiency Event or Borrowing Base Deficiency Event, as notified to the Borrower Agent on any Business Day, the Borrowers shall after receipt of such notice by the Borrower Agent, prepay the Loans in part or in whole (and such prepayment shall be applied to the Asset Attributable Loan Balance of (x) the Eligible Assets in respect of which the Collateral Value Deficiency Event occurred, in the case of a Collateral Value Deficiency Event, or (y) one or more Eligible Assets designated by the Borrower Agent, in the case of a Borrowing Base Deficiency Event) to the Lender (i) in the event such notice was received by the Borrower Agent on or prior to 11 a.m. on any Business Day, within two (2) Business Days, or (ii) in the event such notice was received by the Borrower Agent after 11 a.m. on any Business Day, within three (3) Business Days, such that after giving effect to such prepayment, the aggregate outstanding principal amount of the Loans does not exceed the Collateral Value or the Borrowing Base, as applicable.

            (ii) Upon the occurrence of a Collateral Value Cash Sweep Event, as notified to the Borrower Agent on any Business Day, the Lender shall be permitted to apply any Cash in the US Collection Account first, to the payment of accrued and unpaid interest on the Loans, and then to prepay the Loans and apply such prepayment to the Asset Attributable Loan Balance of the Eligible Assets in respect of which the Collateral Value Cash Sweep Event occurred, such that after giving effect to such prepayment, the aggregate outstanding principal amount of the Loans does not exceed the Borrowing Base.

         (b) If at any time the aggregate outstanding principal amount of Loans exceeds the Maximum Credit then in effect, the Borrowers shall at such time prepay the Loans and such prepayment shall be applied to the Asset Attributable Loan Balance of one or more Eligible Assets designated by the Borrower Agent such that, after giving effect to such prepayment, the aggregate outstanding principal amount of the Loans does not exceed the Maximum Credit then in effect.

         (c) If at any time any Borrower shall receive any Eligible Asset Net Cash Proceeds in respect of any Eligible Asset, such Borrower shall make a prepayment in the Eligible Asset Proceeds Prepayment Amount to be applied to the applicable Asset Attributable Loan Balance.

         (d) If at any time any Borrower shall receive any Underlying Asset Net Cash Proceeds in respect of any Eligible Asset, such Borrower shall make a prepayment in the Underlying Asset Proceeds Prepayment Amount to be applied to the applicable Asset Attributable Loan Balance.

         (e) The Borrowers may, at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty, and such prepayment shall be applied to the Asset Attributable Loan Balance of one or more Eligible Assets designated by the Borrower Agent upon notice to the Lender by the Borrower Agent prior to 12:00 noon, New York City time, at least two (2) Business Days prior thereto, specifying the date and amount of prepayment. If any such notice is given, unless the same may be revoked by the Borrower Agent prior to 11:00 a.m. on the date of prepayment, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 3.04 of this Agreement. Partial prepayments pursuant to this Section shall be a minimum amount, equal to the lesser of (x) $500,000 and (y) the then outstanding principal balance of the Loans.

         2.07 Extension of Termination Date.

         At the written request of the Borrower Agent made in no event earlier than sixty (60) days prior to the then current Termination Date, the Lender may in its sole discretion extend the Termination Date (each, a "Termination Date Extension") for a period of 364 days from the date of effectiveness of such extension by giving written notice of such extension to the Borrower Agent no later than 30 days prior to the then current Termination Date; provided, that
(a) the Borrower Agent may request no more than two (2) Termination Date Extensions, (b) at the time the Lender agrees to such extension and on the effective date of such Termination Date Extension, no Event of Default has occurred and is continuing, and (c) on or prior to the effective date of such Termination Date Extension, the Lender shall have received from the Borrowers any applicable fees payable pursuant to the Fee Letter. Any such extension shall be effective on the date that notice of any such extension is given by the Lender. Any failure by the Lender to deliver such notice of extension shall be deemed to be the Lender's determination not to extend the then current Termination Date.

         2.08 Repayment of Outstanding Loans after Termination Date.

         Effective as of the Termination Date, no further borrowings may be made by any Borrower under this Loan Agreement and the Obligations then outstanding (including any amounts payable pursuant to the Fee Letter and Section 3.03) shall be due and payable in full on such Termination Date.

         2.09 Taxes.

         (a) For purposes of applying this Section 2.09, the term "Lender" shall include any assignee, successor or transferee of or to a Lender's rights or obligations under this Agreement, but only to the extent that the resulting obligations of each Borrower are no less favorable to such Borrower than the obligations to which such Borrower would have been subject but for the related assignment, succession or transfer.

         (b) Any and all payments by each Borrower under or in respect of this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (collectively, "Taxes"), unless such Taxes represent a Requirement of Law. If any Borrower shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement to the Lender, (i) such Borrower shall make all such deductions and withholdings in respect of Taxes, (ii) such Borrower shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with the applicable Requirement of Law, and (iii) the sum payable by such Borrower shall be increased as may be necessary so that after such Borrower has made all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes, provided that in the case of amounts payable by an Irish Borrower to a Lender, that Lender is a Qualifying Lender. For purposes of this Agreement, the term "Non-Excluded Taxes" are Taxes other than, in the case of the Lender, Taxes that are imposed as a result of any present or former connection between the Lender and the relevant taxing jurisdiction, unless such Taxes are imposed solely as a result of such Lender having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement (in which case such Taxes shall be treated as Non-Excluded Taxes).

         (c) In addition, each Borrower hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement (collectively, "Other Taxes").

         (d) Each Borrower hereby agrees to indemnify the Lender, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable to Lender under this Section, imposed on or paid by the Lender, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by each Borrower provided for in this Section 2.09(d) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by each Borrower under the indemnity set forth in this Section 2.09(d) shall be paid within 30 days from the date on which the Lender makes written demand therefor.

         (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by each Borrower to the relevant Governmental Authority, such Borrower shall deliver to the Lender the original or a certified copy of the receipt issued by such Governmental Authority evidencing payment thereof.

         (f) For the purposes of this Section 2.09(f), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Code. Any Lender that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include "Incorporated," "Inc.," "Corporation," "Corp.," "P.C.," "insurance company," or "assurance company" (a "Non-Exempt Lender") shall deliver or cause to be delivered to the Borrowers either of the following properly completed and duly executed documents:

            (i) in the case of a Non-Exempt Lender that is not a United States person, a complete and executed (x) U.S. Internal Revenue Form W-8BEN with Part II completed in which the Lender claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or

            (ii) in the case of an individual, (x) a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a Tax Certificate or (y) a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or

            (iii) in the case of a Non-Exempt Lender that is organized under the laws of the United States, any State thereof, or the District of Columbia, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments; or

            (iv) in the case of a Non-Exempt Lender that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN claiming a zero rate of withholding (or any successor forms thereto) and a Tax Certificate; or

            (v) in the case of a Non-Exempt Lender that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x)(i) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Tax Certificate, and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, "beneficial owners"), the documents that would be required by clause (i), (ii),
         (iii), (iv), (vi), (vii) and/or this clause (v) with respect to each such beneficial owner if such beneficial owner were Lender, provided, however, that no such documents shall be required with respect to a beneficial owner to the extent the actual Lender is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (v) are otherwise determined to be unnecessary, all such determinations under this clause
         (v) to be made in the sole discretion of the Borrowers, provided, however, that Lender shall be provided an opportunity to establish such compliance as reasonable; or

            (vi) in the case of a Non-Exempt Lender that is disregarded for U.S. federal income tax purposes, the document that would be required by clause (i), (ii), (iii), (iv), (v), (vii) and/or this clause (vi) of this Section 2.09(f) with respect to its beneficial owner if such beneficial owner were the Lender; or

            (vii) in the case of a Non-Exempt Lender that (A) is not a United States person and (B) is acting in the capacity as an "intermediary" (as defined in U.S. Treasury Regulations), (x)(i) a U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) a Tax Certificate, and
         (y) if the intermediary is a "non-qualified intermediary" (as defined in U.S. Treasury Regulations), from each person upon whose behalf the "non-qualified intermediary" is acting the documents that would be required by clauses (i), (ii), (iii), (iv), (v), (vi), and/or this clause (vii) with respect to each such person if each such person were Lender.

         If the forms referred to above in this Section 2.09(f) that are provided by the Lender at the time the Lender first becomes a party to this Agreement or, with respect to a grant of participation, the effective date thereof, indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes other than Non-Excluded Taxes ("Excluded Taxes") and shall not qualify as Non-Excluded Taxes unless and until the Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form.

         (g) The Lender hereby confirms that it is a Qualifying Lender. Insofar as a Borrower is an Irish Borrower, each Lender that is a Qualifying Lender to whom any interest is payable by such Irish Borrower, shall as soon as practicable deliver to the Borrower Agent, written confirmation that it is a Qualifying Lender (a "Qualifying Lender Confirmation"). Each Lender that has provided a Qualifying Lender Confirmation shall notify the Borrower Agent as soon as practicable in writing if it ceases to be a Qualifying Lender (a "Qualifying Lender Revocation"). For the avoidance of doubt, a Lender is not required to provide a Qualifying Lender Confirmation if it has already provided a Qualifying Lender Confirmation and it has not since provided a Qualifying Lender Revocation unless the applicable Borrower receives a written request from the Irish Revenue Commissioners for information as to such Lender's entitlement to exemption from withholding tax on Irish source interest. If a Lender ceases to be a Qualifying Lender (other than as a result of a change in any law, or the interpretation or application thereof, occurring after the date on which such Lender became a Lender), all Taxes suffered by such Lender (whether by deduction, withholding or otherwise) shall not be Non-Excluded Taxes.

         (h) If, however, on the date the Lender transferee becomes a party to this Agreement, the Lender transferor was entitled to indemnification or additional amounts under this Section 2.09, then, to such extent (and only to such extent), the term "Non-Excluded Taxes" shall include (in addition to Taxes that may be imposed in the future or other amounts otherwise includable in Taxes) such Taxes, if any, applicable with respect to the Lender transferee on such date and the Lender assignee shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes. Any additional Taxes in respect of a Lender that result solely and directly from a change in the principal office of such Lender shall be treated as Excluded Taxes unless (A) any such additional Taxes are imposed as a result of a change in the applicable Requirement of Law, or in the interpretation or application thereof, occurring after the date of such change or (B) such change is made pursuant to the terms of Section 2.09(i) or otherwise as a result of a request therefor by the Borrowers.

         (i) For any period with respect to which the Lender has failed to provide the Borrowers with the appropriate form, certificate or other document described in Section 2.09(f) (other than (i) if such failure is due to a change in any law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or (ii) if such form, certificate or other document otherwise is not required under Section 2.09(f)), the Lender shall not be entitled to payment or indemnification under Sections 2.09(b) or (d) with respect to Non-Excluded Taxes by reason of such failure; provided, however, that should the Lender become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrowers shall take such steps, at the sole expense of the Lender, as the Lender shall reasonably request to assist the Lender in recovering such Non-Excluded Taxes.

         (j) The Lender hereby agrees that, upon the occurrence of any circumstances entitling the Lender to additional amounts pursuant to this Section, the Lender shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions), at the sole expense of the Borrowers, to designate a different applicable lending office if the making of such a change would avoid the need for, or materially reduce the amount of, any such additional amounts that may thereafter accrue and would not be, in the sole judgment of the Lender, legally inadvisable or commercially or otherwise disadvantageous to the Lender in any respect.

         (k) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section shall survive the termination of this Agreement. Nothing contained in this Section shall require the Lender to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

         2.10 Additional Borrowers. (a) The Borrower Agent may at any time, upon not less than 15 Business Days' notice from the Borrower Agent to the Lender (or such shorter period as may be agreed by the Lender in its sole discretion), propose any entity as an additional borrower (an "Additional Borrower") to borrow Loans hereunder by delivering to the Lender a Borrower Joinder duly executed by the applicable Borrower and the Lender; provided, that the Lender shall have approved such Additional Borrower in its sole discretion (such date of approval and inclusion as an Additional Borrower, the "Additional Borrower Effective Date"). The parties hereto acknowledge and agree that prior to any Additional Borrower becoming entitled to utilize the credit facilities provided for herein the Lender shall have received such amendments to any Loan Documents (as applicable), including, but not limited to, an executed Borrower Security Agreement Addendum, an executed Additional Account Control Agreement, supporting resolutions, incumbency certificates, appropriate perfection opinions in respect of any Borrower Security Agreement Addendum and Additional Account Control Agreement executed by an Additional Borrower and other documents or information, in form, content and scope satisfactory to the Lender in its sole discretion, as may be required by the Lender in its sole discretion, and Notes signed by such Additional Borrower to the extent the Lender so requires. If the Lender agrees that an Additional Borrower shall be entitled to borrow Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Lender shall send a notice (an "Additional Borrower Notice") to the Borrower Agent specifying the effective date upon which the Applicant Borrower shall constitute a Additional Borrower for purposes hereof, whereupon the Lender agrees to permit such Additional Borrower to borrow Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Additional Borrower otherwise shall be a Borrower for all purposes of this Agreement.

         (b) The Obligations of the Borrower Agent, AHR Capital and each Additional Borrower shall be joint and several in nature.

         (c) Each Additional Borrower pursuant to this Section 2.10 hereby irrevocably appoints the Borrower Agent as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lender, to any such Additional Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Borrower Agent, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Borrower Agent in accordance with the terms of this Agreement shall be deemed to have been delivered to each Additional Borrower.

         (d) The Borrower Agent may from time to time, upon not less than 15 Business Days' notice from the Borrower Agent to the Lender (or such shorter period as may be agreed by the Lender in its sole discretion), terminate an Additional Borrower's status as such, provided that there are no outstanding Loans payable by such Additional Borrower, or other amounts payable by such Additional Borrower on account of any Loans made to it, as of the effective date of such termination.

         2.11 Appointment of Borrower Agent.

         (a) Each Borrower hereby irrevocably appoints and constitutes the Borrower Agent as its agent to request and receive Loans pursuant to this Agreement from the Lender in the name of or on behalf of such Borrower. The Lender may disburse the Loans to such bank account of the Borrower Agent or a Borrower or otherwise make such Loans to a Borrower as the Borrower Agent may designate or direct, without notice to any other Borrower. Notwithstanding anything to the contrary contained herein, the Borrower Agent may at any time and from time to time require that any Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

         (b) The Borrower Agent hereby accepts the appointment by the Borrowers to act as agent of the Borrowers pursuant to this Section 2.11. The Borrower Agent shall ensure that the disbursement of any Loans to each Borrower requested or paid to or for the account of any Borrower hereunder, shall be paid to or for the account of such Borrower.

         (c) Each Borrower hereby irrevocably appoints and constitutes the Borrower Agent as its agent with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents.

         (d) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower or by the Borrower Agent shall be deemed for all purposes to have been made by such Borrower, as the case may be, and shall be binding upon and enforceable against such Borrower to the same extent as if made directly by such Borrower.

         Section 3. Payments, Computations, etc.

         3.01 Establishment of Accounts/Payments.

         (a) AHR Capital shall establish the US Collection Account entitled "AHR Capital BofA Limited Collection Account" for the benefit of the Lender. On each Payment Date, all funds in the US Collection Account shall be applied to payments of principal, interest and other amounts to be paid under this Agreement and the other Loan Documents in accordance with the Custodial and Payment Application Agreement.

         (b) (i) AHR Capital shall establish the English Sub-Collection Account entitled "AHR Capital BofA Limited Sub-Collection Account" for the benefit of the Lender.

            (ii) Each Borrower and the Borrower Agent shall deposit or cause to be deposited into the English Sub-Collection Account all payments and prepayments (including all payments of principal, interest, Eligible Asset Net Cash Proceeds and Underlying Asset Net Cash Proceeds) on or in respect of each Eligible Asset within one (1) Business Day after receipt thereof.

            (iii) Each Borrower and the Borrower Agent shall instruct each Underlying Asset Servicer to deposit all payments to be made to any Borrower in respect of any Eligible Assets serviced by such Underlying Asset Servicer into the English Sub-Collection Account pursuant to an Underlying Asset Servicer Instruction Letter.

            (iv) On each English Sub-Collection Account Remittance Date, all funds in the English Sub-Collection Account shall be deposited into the US Collection Account in accordance with the applicable Collateral (England and Wales) Document.

         (c) Except to the extent otherwise provided in clauses (a) or (b) of this Section 3.01, all other payments to be made by each Borrower under this Agreement and the other Loan Documents, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the following account maintained by the Lender: Account Name: Corp Funds Transfer Account, Account No. 1292000883, for the account of Lender, Bank of America, N.A., ABA No. 111000012, Ref: (Anthracite, type of payment), not later than 1:00 p.m., New York City time, on the Payment Date or such other date on which such payment shall become due (and each such payment made after such time on such due date shall be deemed to have been made on the next succeeding Business Day). The Borrowers acknowledge that each has no right of withdrawal from the foregoing account.

         (d) Except to the extent otherwise expressly provided herein, if the Payment Date or other due date of any payment under this Agreement or the Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

         (e) For the avoidance of doubt the Lender agrees that AHR Capital may maintain the Irish Account (subject to the lien created by the applicable Collateral (Ireland) Document) for the purposes of discharging the operational expenses of the Borrower including audit, lawyers and filing fees, which may be transferred to and from the Irish Account; provided, that the amount on deposit in the Irish Account shall not exceed an aggregate amount of (euro)250,000 during any calendar year; provided, further that no payments or prepayments made to any Borrower in respect of any Eligible Assets shall be deposited in the Irish Account.

         3.02 Computations. Interest on the Loans shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

         3.03 Requirements of Law.

         (a) If the introduction or adoption of or any change (other than any change by way of the imposition of or increase in reserve requirements included in the Eurocurrency Rate Reserve Percentage) in any Requirement of Law (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof by any Governmental Authority or compliance by the Lender with any directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over the Lender made subsequent to the date hereof:

            (i) shall subject the Lender to any tax of any kind whatsoever with respect to this Agreement, the Note or any Loan made by it or change the basis of taxation of payments to the Lender in respect thereof (excluding taxes on the Lender's net income or franchise taxes);

            (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of the Lender which is not otherwise included in the determination of the Eurocurrency Rate hereunder, (except (x) any reserve requirement contemplated by Section 3.03(c) or (y) the requirements of (i) the Bank of England and the Financial Services Authority, (ii) the Irish Financial Services Regulatory Authority or
         (iii) the European Central Bank, as reflected in the Mandatory Cost, other than as set forth below);

            (iii) the Mandatory Cost, as calculated hereunder, does not represent the cost to the Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority, the requirements of the Irish Financial Services Regulatory Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or

            (iv) shall impose on the Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount which the Lender deems to be material, of making, continuing or maintaining any Loan or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, the Borrowers shall promptly pay the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduced amount receivable.

         (b) If the Lender shall have determined that the adoption of or any change in any Requirement of Law applicable to the Lender (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by the Lender or any corporation controlling the Lender with any directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Lender or such corporation could have achieved but for such adoption, change or compliance by an amount deemed by the Lender to be material, then from time to time, the Borrowers shall promptly upon written request pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction; provided, that such additional amount shall only be payable if the Lender requires other similarly situated borrowers to pay this additional amount.

         (c) Each Borrower shall pay (and the Borrower Agent shall cause the applicable Borrower to pay) to the Lender, as long as the Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Loan by the Lender (as determined by the Lender in good faith (as defined in Section 1-201 of the UCC), which determination shall be conclusive), which shall be due and payable on each Payment Date, provided, that such Borrowers shall have received at least 10 days' prior notice of such additional costs from the Lender. If the Lender fails to give notice 10 days prior to the relevant Payment Date, such additional costs shall be due and payable 10 days from receipt of such notice.

         (d) If the Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower Agent of the event by reason of which it has become so entitled. As a condition to each Borrower's liability under this Section 3.03, the Lender shall promptly deliver to the Borrower Agent a certificate as to the calculation of any additional amounts payable pursuant to this Section submitted by the Lender to the Borrower Agent and including any supporting documentation, which certificate shall be conclusive in the absence of manifest error. The Borrowers shall have the right to terminate this Agreement upon payment of all Obligations (including all additional amounts payable pursuant to this Section 3.03).

         3.04 Indemnity. The Borrowers agree to indemnify the Lender and to hold the Lender harmless from any actual loss or expense which the Lender may sustain or incur as a consequence of the making of an optional prepayment of Eurocurrency Rate Loans on a day which is not the last day of an Interest Period with respect thereto. This covenant shall survive the termination of this Agreement and the payment of Loans and all other amounts payable hereunder.

         3.05 Fees. The Borrowers, jointly and severally, agree to pay to the Lender the fee as described in the Fee Letter, such payments to be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the account set forth in Section 3.01(c) of this Agreement.

         Section 4. Conditions Precedent.

         4.01 Initial Loan. The obligation of the Lender to make its initial Loan hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan, of the condition precedent that the Lender shall have received all of the following documents, each of which shall be satisfactory to the Lender and its counsel in form and substance in its sole discretion:

         (a) Loan Documents.

            (i) Credit Agreement. This Agreement, duly executed and delivered by AHR Capital;

            (ii) Note. The Note, duly executed and delivered by AHR Capital;

            (iii) Parent Pledge Agreement. A Pledge Agreement, duly executed by Anthracite;

            (iv) Borrower Security Agreement. A Borrower Security Agreement, duly executed by AHR Capital;

            (v) Parent Guaranty. The Parent Guaranty, duly executed by
         Anthracite;

            (vi) Custodial and Payment Application Agreement. The Custodial and Payment Application Agreement, duly executed by the parties thereto;

            (vii) Collection Account Control Agreements. The US Collection Account Control Agreement and the English Sub-Collection Account Notice and Acknowledgement of Charge, in each case duly executed by the parties thereto;

            (viii) Intercompany Subordination Agreement. The Intercompany Subordination Agreement, duly executed by the parties thereto;

            (ix) Collateral (England and Wales) Documents. The Collateral (England and Wales) Documents, in each case duly executed by the parties thereto;

            (x) Collateral (Ireland) Documents. The Collateral (Ireland) Documents, in each case duly executed by the parties thereto; and

            (xi) Fee Letter. A Fee Letter, duly executed by the parties thereto.

         (b) Secretary's Certificates. A certificate of each Borrower and Anthracite, dated the Closing Date, with appropriate insertions and attachments, satisfactory in form and substance to the Lender, executed by the applicable Responsible Officer.

         (c) Compliance Certificate. A Compliance Certificate, satisfactory in form and substance to the Lender, executed by the applicable Responsible Officer.

         (d) Corporate Proceedings. A copy of the resolutions, in form and substance satisfactory to the Lender, of the Board of Directors (or other correlative body) of each Borrower and Anthracite authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Collateral Documents, in each case, as applicable, certified by the Secretary or an Assistant Secretary of each Borrower and Anthracite as of the Closing Date, which certification shall be in form and substance satisfactory to the Lender and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

         (e) Incumbency Certificates. A certificate of each Borrower and Anthracite, dated the Closing Date, as to the incumbency and signature of the officers of such Borrower and Anthracite executing any Loan Document, shall be satisfactory in form and substance to the Lender, and shall be executed by an applicable Responsible Officer.

         (f) Corporate Documents. True and complete copies of the Organic Documents of each Borrower and Anthracite, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Borrower and Anthracite.

         (g) Good Standing Certificates. Certificates (where such certificates are available) dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of each Borrower and Anthracite (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires it to qualify as a foreign Person.

         (h) Fees. The fees to be received on the Closing Date pursuant to the Fee Letter and this Agreement (including the fees, costs and expenses of Lender's counsel).

         (i) Pledged Stock; Stock Powers; Pledged Interests; Pledged Notes; Pledged Chattel Paper. The certificates representing the shares or other equity interests pledged pursuant to the Parent Pledge Agreement, if any, together with an undated stock power for each such stock certificate executed in blank by a duly authorized officer of the pledgor thereof or such certificate duly endorsed in blank for each such certificate evidencing a limited liability company interest. Each "Issuer" referred to in the Parent Pledge Agreement shall have delivered an acknowledgement and consent to such Parent Agreement, executed by a duly authorized officer of such Issuer, in substantially the form appended to such Pledge Agreement.

         (j) Actions to Perfect Liens. Evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC and the appropriate filings with Companies House in England and the Companies Registration Office in Ireland, necessary or, in the opinion of the Lender, desirable to perfect the Liens created by this Agreement shall have been completed.

         (k) Lien Searches. The results of a recent search by a Person satisfactory to the Lender of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of Anthracite, and the results of such search shall be satisfactory to the Lender.

         (l) Legal Opinion. Legal opinions of US, English and Irish outside counsel to AHR Capital and Anthracite which shall cover such matters incident to the transactions contemplated by this Agreement as the Lender may reasonably require.

         (m) Filings, Registrations, Recordings; Lien Searches. Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Lender, a perfected, first priority security interest in the Collateral, subject to no Liens other than those created hereunder, for filing, registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first priority security interest.

         (n) Consents, Licenses, Approvals, etc. Copies certified by AHR Capital and Anthracite, as applicable, of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by AHR Capital and Anthracite, of, and the validity and enforceability of, the Loan Documents, which consents, licenses and approvals shall be in full force and effect.

         (o) Eligible Asset Servicer Notice and Agreement. An Eligible Asset Servicer Notice and Agreement in respect of each Eligible Asset Servicer, which shall be in form and substance satisfactory to the Lender.

         (p) Other Documents. Such other documents as the Lender may reasonably request.

         4.02 Initial and Subsequent Loans. The making of each Loan to a Borrower (including the initial Loan) on any Business Day is subject to the satisfaction of the following further conditions precedent, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

         (a) No Default. No Default or Event of Default shall have occurred and be continuing.

         (b) Representations and Warranties. Both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof, the Eligible Jurisdiction Relevant Warranties and the representations and warranties made by the Borrowers in Section 5 hereof, and elsewhere in each of the Loan Documents, shall be true and correct in all material respects on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). The Lender shall have received an officer's certificate from each of the Borrowers signed by an applicable Responsible Officer thereof certifying as to the truth and accuracy of the above.

         (c) Borrowing Base. No Collateral Value Deficiency Event, Borrowing Base Deficiency Event or Collateral Value Cash Sweep Event shall have occurred and be continuing.

         (d) New Assets. In the event any New Asset (other than a Table Funded New Asset) is approved to be included in the Borrowing Base pursuant to Section 2.03(d)(i) hereof and as a condition precedent to the effectiveness of such approval, the Borrower Agent shall have delivered to the Lender duly authorized and executed New Asset Legal Documents. On or before each Funding Date with respect to each Table Funded New Asset, the Borrower Agent shall cause the settlement agent for such Table Funded New Asset to deliver to the Custodian by facsimile the related mortgage note, if any, and a settlement agent trust receipt issued with respect to such Table Funded New Asset.

         (e) Fees and Expenses. The Lender shall have received all fees and expenses due and payable under this Agreement.

         (f) Concentration Limits. Each Borrower shall have complied with any Concentration Limits.

         4.03 Underlying Asset Servicer Instruction Letter / UK Custody Agreement. Each Borrower shall have delivered (a) in the case the initial Loan made in respect of an Eligible Asset, an Underlying Asset Servicer Instruction Letter in respect of such Eligible Asset and (b) in the case of the initial Loan in respect of an Eligible Asset constituting Eligible CMBS Securities, a UK Custody Agreement, in each case in form and substance satisfactory to the Lender and duly authorized, executed and delivered on or prior to the date of the making of such Loan.

         Section 5. Representations and Warranties.

         Each Borrower represents and warrants to the Lender that throughout the term of this Agreement:

         5.01 Legal Name of Borrowers. Schedule 5.01 lists the exact legal name of each Borrower, and no Borrower has used any previous names, assumed names or trade names.

         5.02 Existence. Each of the Borrowers (a) is duly organized, validly existing and in good standing (in the case of a Borrower that can obtain a certificate of good standing) under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals could not reasonably be expected to cause a Material Adverse Change; and (c) is qualified to do business and is in good standing (in the case of a Borrower that can obtain a certificate of good standing) in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify could not reasonably be expected (either individually or in the aggregate) to cause a Material Adverse Change.

         5.03 Financial Condition.

         (a) As of the Closing Date or any Additional Borrower Effective Date, as applicable, prior to giving effect to the making of any Loans, no Borrower shall own any material property, assets, Indebtedness, investments, contractual obligations or liabilities of any kind, except pursuant to the Loan Documents, the applicable Organic Documents or the applicable Eligible Asset Documents.

         (b) AHR Capital was incorporated on December 5th, 2005, and since such date has engaged in no business other than activities related to its organization, its capitalization, and the financing contemplated hereby.

         5.04 Litigation. There are no actions, suits, arbitrations, investigations pending or, to the best of each Borrower's knowledge, threatened against any Borrower or affecting any of their respective Eligible Assets or Property that (i) questions or challenges the validity or enforceability of any of the Loan Documents or any material action to be taken in connection with the transactions contemplated hereby, (ii) which, individually or in the aggregate, if adversely determined, may result in a Material Adverse Change, or (iii) to the extent applicable, requires filing with the SEC in accordance with the 1934 Act or any rules thereunder.

         5.05 No Breach. Neither (a) the execution and delivery of the Loan Documents nor (b) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof conflicts with or results in a breach of the charter or by-laws of any Borrower, or any applicable law (including, without limitation, Prescribed Laws), rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any agreement or instrument to which any Borrower is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument or result in the creation or imposition of any Lien (except for the Liens created pursuant to this Agreement) upon any Property of any Borrower pursuant to the terms of any such agreement or instrument, in each case to the extent that such default, conflict or breach could reasonably be expected to cause a Material Adverse Change.

         5.06 Action. Each of the Borrowers has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents; the execution, delivery and performance by such Borrower of each of the Loan Documents has been duly authorized by all necessary corporate or other action on its part; and each Loan Document has been duly and validly executed and delivered by such Borrower, and constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower, in accordance with its terms, subject, as to enforcement, to (i) the effect of bankruptcy, examination, insolvency or similar laws affecting generally the enforcement of creditors' rights, as such laws would apply in the event of any bankruptcy, examination, receivership, insolvency or similar event applicable to such Borrower, (ii) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity), (iii) the making of required registrations, filings and notifications to perfect any security arrangements created pursuant to any of the Loan Documents and (iv) any other qualifications as to matters of general law (but not of fact) set out in legal opinions delivered pursuant to Section 4.01(m).

         5.07 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, any securities exchange or any other Person are necessary for the execution, delivery or performance by any Borrower of the Loan Documents or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to this Agreement and except for filings required by applicable law and filings which have been made.

         5.08 Margin Regulations. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, violates the provisions of Regulation U or X.

         5.09 Taxes. Each Borrower has filed all income and corporation tax returns and all other material tax returns that to the knowledge of such Borrower would be delinquent if they had not been filed on or before the date hereof and has paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.

         5.10 Investment Company Act. None of the Borrowers, or any Subsidiary thereof, is an "investment company", or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         5.11 Chief Executive Office/Jurisdiction of Organization. On the Closing Date, each Borrower's registered office is located at the address indicated in Schedule 5.11. On the Closing Date, each Borrower's jurisdiction of organization is as indicated in Schedule 5.11.

         5.12 Location of Books and Records. The location where each Borrower keeps its books and records, including all computer tapes and records relating to the Collateral is its registered office.

         5.13 True and Complete Disclosure. The information, reports, financial statements, credit approval memos, exhibits and schedules furnished in writing by or on behalf of each of the Borrowers to the Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of each of the Borrowers, to the Lender in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby is true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to any Responsible Officer of any of the Borrowers, after due inquiry, that could be reasonably expected to cause a Material Adverse Change that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender for use in connection with the transactions contemplated hereby or thereby.

         5.14 ERISA. No Borrower (a) has any Plans or any ERISA Affiliates or
(b) makes any contributions to any Plans or any Multiemployer Plans.

         5.15 Regulatory Status. No Borrower is a "bank holding company" or a direct or indirect subsidiary of a "bank holding company" as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

         5.16 Solvency. After giving effect to each Loan and including consideration of the Parent Guaranty each of the Borrowers is Solvent.

         5.17 Eligible Assets. The Eligible Jurisdiction Relevant Warranties are incorporated as if fully set forth herein.

         5.18 Representations as to Jurisdiction of Domicile of Borrowers. Each Borrower represents and warrants to the Lender that:

         (a) Such Borrower is subject to applicable civil and commercial laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Borrower, the "Applicable Borrower Documents"), and the execution, delivery and performance by such Borrower of the Applicable Borrower Documents constitute and shall constitute private and commercial acts and not public or governmental acts. Neither such Borrower nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Borrower is organized and existing in respect of its obligations under the Applicable Borrower Documents.

         (b) The Applicable Borrower Documents are in proper legal form under the Laws of the jurisdiction in which such Borrower is organized and existing for the enforcement thereof against such Borrower under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Borrower Documents, subject to (a) the principle that the equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws affecting the rights of creditors generally, (b) the time barring of claims, the possibility that an undertaking to assume liability for an indemnity of a person against non-payment of stamp duty may be void and defenses of set-off or counterclaim and (c) any other qualifications as to matters of general law (but not of fact) set out in legal opinions delivered pursuant to Section 4.01(m). Other than filing Forms C-1 in the Companies Registration Office in Ireland within 21 days of the creation of the Irish Debenture and each of the security documents entered into by the Irish Borrower, the filing of a Form 8-E in the Companies Registration Office in Ireland within 21 days of the creation of the Parent Deed of Charge, the payment of stamp duty to the Irish Revenue Commissioners within 30 days of the execution of each of the Parent Deed of Charge and the Irish Debenture in the amount of
(euro)630 for the Irish Debenture, (euro)12.50 (marked collateral) for the Parent Deed of Charge and each of the security documents entered into by the Irish Borrower and (euro)12.50 for each counterpart and the payment of nominal court duty (where such payment is required) on any documents submitted to court as part of any enforcement proceedings, it is not necessary to ensure the legality, validity, enforceability (subject as aforesaid), priority or admissibility in evidence of the Applicable Borrower Documents that the Applicable Borrower Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Borrower Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made and (ii) any charge or tax as has been timely paid.

         (c) Provided that the Lender is a Qualifying Lender, there is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Borrower is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Borrower Documents or
(ii) on any payment to be made by such Borrower pursuant to the Applicable Borrower Documents, except as has been disclosed to the Lender in writing.

         (d) The execution, delivery and performance of the Applicable Borrower Documents executed by such Borrower are, under applicable foreign exchange control regulations of the jurisdiction in which such Borrower is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided, that any notification or authorization described in clause
(ii) shall be made or obtained as soon as is reasonably practicable).

         (e) The representations and warranties made in this Section 5.18 shall in addition to, any representations and warranties made pursuant to any Collateral (England and Wales) Document, Collateral (Federal Republic of Germany) Document, Collateral (Ireland) Document and Collateral (Other Eligible Jurisdiction) Document.

         5.19 Subsidiaries. No Borrower has any Subsidiaries.

         5.20 Separateness. Each Borrower (a) does not own any assets, or engage in any business, other than the assets and transactions specifically contemplated by this Agreement; (b) has not incurred any Indebtedness other than as permitted under this Agreement; (c) has not made any Investments (other than the Eligible Assets and assets that may be acquired in any foreclosure on, or after realization of collateral from, any of the Eligible Assets that is a mezzanine loan); (d) has paid its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets;
(e) complies with the provisions of its organizational documents; (f) does all things necessary to observe organizational formalities and to preserve its existence; (g) maintains all of its books, records, financial statements and bank accounts separate from those of its Affiliates (provided, that it may permit its assets to be included in a consolidated financial statement of an Affiliate; provided, further, that in respect of such assets, (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of it from such Affiliate and to indicate that its assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on its own separate balance sheet); (h) is, and at all times holds itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), corrects any known misunderstanding regarding its status as a separate entity, conducts business in its own name, does not identify itself or any of its Affiliates as a division or part of the other and maintains and utilizes separate invoices and checks; (i) does not engage in or suffer any dissolution, winding up, liquidation, consolidation or merger in whole or in part; (j) does not commingle its funds or other assets with those of any Affiliate or any other Person; (k) maintains its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person; (l) does not hold itself out to be responsible for the debts or obligations of any other Person; (m) has not (i) filed or consented to the filing of any bankruptcy, insolvency or reorganization case or proceeding with respect to such Borrower; instituted any proceedings under any applicable insolvency law or otherwise sought any relief under any laws relating to the relief from debts or the protection of debtors generally with respect to such Borrower; (ii) sought or consented to the appointment of a receiver, liquidator, Examiner, assignee, trustee, sequestrator, custodian or any similar official for such Borrower or a substantial portion of its properties; or (iii) made any assignment for the benefit of such Borrower's creditors and (n) does not have any employees or own, rent, lease or be in possession of any buildings or equipment.

         5.21 Irish Borrower Tax Requirements.

         (a) For as long as a Borrower is an Irish Borrower, such Borrower satisfies the Irish Borrower Tax Requirements.

         (b) For as long as each Additional Borrower is, on or after the Additional Borrower Effective Date, an Irish Borrower, such Additional Borrower satisfies the Irish Borrower Tax Requirements.

         Section 6. Covenants.

         Each Borrower and the Borrower Agent, as applicable, covenants and agrees with the Lender that, so long as any Loan is outstanding and until payment in full of all Obligations:

         6.01 Financial Statements. The Borrower Agent shall deliver to the
Lender:

         (a) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarterly fiscal periods of each fiscal year of Anthracite, the unaudited consolidated balance sheet of Anthracite and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statement of income and retained earnings, consolidated statement of cash flows and consolidated statement of equity for Anthracite and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of Anthracite, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Anthracite and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

         (b) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Anthracite, the consolidated balance sheet of each Anthracite and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statement of income and retained earnings, consolidated statement of cash flows and consolidated statement of equity for Anthracite and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Anthracite and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

         (c) from time to time such other information regarding the Eligible Assets, the Borrowing Base, the Collateral Value, financial condition, operations, or business of each Borrower and its Subsidiaries as the Lender may reasonably request (in each case to the extent available), including, but not limited to, the following:

                   (i) With respect to each Eligible Mezzanine Loan or Eligible
            B Note:

                   (A) within 30 days after each quarter end, a servicing
            remittance report (or the equivalent thereof);

                   (B) to the extent required by any underlying loan documents and available to a Borrower, within 30 days after each quarter end, the unaudited monthly financial statements and rent rolls for each underlying mortgagor; and

                   (C) to the extent required by any underlying loan documents and available to a Borrower, within 45 days after the last day of each fiscal quarter of each mortgagor and 90 days after the last day of each fiscal year of each mortgagor, unaudited certified quarterly financial statements and audited annual financial statements, respectively, of such mortgagor; and

                   (D) at each quarter end, a report containing the Quarterly
            Servicing Information set forth on Schedule 6.01(a) hereto; and

                   (E) within 30 days after each quarter end, to the extent as requested by the Lender, a report containing the Eligible Asset Information set forth on Schedule 6.01(b) hereto.

                   (ii) With respect to each Eligible CMBS Security:

                   (A) within 30 days after each quarter end, a trustee report in form satisfactory to the Lender;

                   (B) within 30 days after each quarter end, a remittance
            report in form satisfactory to the Lender;

                   (C) within 30 days after each fiscal quarter of each
            Borrower, a report detailing all dealer valuations received by such Borrower in form satisfactory to the Lender; and

                   (D) within 30 days after each fiscal quarter of each
            Borrower, a report detailing all internal valuations performed by such Borrower in determining the value of such Eligible CMBS Security.

                   (iii) promptly following the implementation of any
            Underwriting Guidelines, a true and correct copy of such Underwriting Guidelines.

         (d) promptly following any Borrower obtaining knowledge of any event which, if such event had occurred and was continuing both immediately prior to the making of any Loan and after giving effect thereto, would cause any of the Eligible Jurisdiction Relevant Warranties to be non-compliant with Section 4.02(b), all information actually known by any Borrower relating to such event.

         The Borrower Agent shall furnish to the Lender, at the time it furnishes each set of financial statements pursuant to paragraphs (a) and (b) above, (i) a certificate of a Responsible Officer of each Borrower stating that, to the best of such Responsible Officer's knowledge, the applicable Borrower during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action the applicable Borrower has taken or proposes to take with respect thereto) and (ii) a Compliance Certificate showing in detail the calculations supporting such Responsible Officer's certification of Anthracite's compliance with the Parent Financial Covenants.

         (e) promptly following the appointment of any new Underlying Asset Servicer, an updated Schedule 1-F.

         6.02 Irish Borrower Tax Requirements

         (a) For as long as any Borrower is an Irish Borrower, such Borrower shall fulfill the Irish Borrower Tax Requirements.

         (b) For as long as each Additional Borrower is, on or after the Additional Borrower Effective Date, an Irish Borrower, such Additional Borrower shall fulfill the Irish Borrower Tax Requirements. 6.03 Litigation. The Borrower Agent shall promptly, and in any event within five (5) Business Days after obtaining actual knowledge of any of the following, give to the Lender notice of all litigations, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting any Borrower affecting any Eligible Asset or Property of any of them that (i) question or challenge the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) involve a claim for failure pay any amounts due and payable under any Eligible Assets,
(iii) individually or in the aggregate, if adversely determined, may result in a Material Adverse Change, or (iv) require filing with the SEC in accordance with the 1934 Act and any rules thereunder.

         6.04 Purpose of Loans. The Borrowers shall use the proceeds of the Loans for the acquisition of the Eligible Assets and the payment of (i) any fees and expenses incurred in the ordinary course of business in connection therewith, (ii) any other expenses incurred in the ordinary course of business and such other amounts as permitted hereby, (iii) any fees and expenses due hereunder and (iv) any ordinary expenses incurred in connection with the closing of the transactions contemplated hereby; provided, that the Loans shall not be used for the purchase or acquisition, or as collateral related to the purchase or acquisition, by or at the request of the Borrowers or any Subsidiary or Affiliate of the Borrowers of securities or other assets issued or owned by Banc of America Securities LLC or any of its Affiliates except Bank of America, N.A. and its subsidiaries.

         6.05 Changes to Accounting and Reporting Practices. Each of the Borrowers and Anthracite shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.

         6.06 Required Filings. The Borrower Agent shall promptly provide the Lender with copies of all documents which Anthracite or any Borrower is required to file with the SEC in accordance with the 1934 Act or any rules thereunder.

         6.07 Existence, etc.

         Each of the Borrowers shall:

         (a) preserve and maintain (i) its legal existence, (ii) all of its material rights, privileges, licenses and franchises, and (iii) maintain its tax residence in Ireland;

         (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, Prescribed Laws and all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to cause a Material Adverse Change;

         (c) not move its registered office from the address referred to in
Section 5.11 or change its jurisdiction of organization or incorporation from the jurisdiction referred to in Section 5.11 unless it shall have provided the Lender 15 Business Days' prior written notice of such change;

         (d) pay and discharge, prior to the date on which penalties attach thereto, all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any Eligible Asset or Property, which in any manner would create any lien or charge on the Eligible Assets, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in conformance with GAAP; and

         (e) permit representatives of the Lender upon reasonable prior written notice, during normal business hours and prior to the occurrence and continuance of an Event of Default, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender and subject to the terms of any applicable confidentiality agreement.

         6.08 Notices. The Borrower Agent shall give notice to the Lender:

         (a) promptly upon receipt of notice or actual knowledge of the occurrence of any Default or Event of Default.

         (b) promptly upon receipt of notice or actual knowledge of (i) any default related to any Eligible Assets, (ii) any Lien or security interest (other than security interests created hereby or by the other Loan Documents) on, or claim asserted against, the Lender's or any Borrowers interest in any of the Eligible Assets or (iii) any event or change in circumstances which could reasonably be expected to cause a Material Adverse Change.

         (c) promptly upon the occurrence of a default for which written notice has been delivered to the Borrower Agent under the applicable Eligible Asset Document relating to an Eligible Asset.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower Agent setting forth details of the occurrence referred to therein and stating what action the Borrower Agent or a Borrower has taken or proposes to take with respect thereto.

         6.09 Prohibition of Fundamental Changes. Each of the Borrowers shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets.

         6.10 Transactions with Affiliates. Other than capital contributions and distributions permitted under its organizational documents and transactions otherwise contemplated under the Loan Documents but not prohibited thereunder, no Borrower shall enter into any transaction, contract or agreement with any of its Affiliates, except upon terms and conditions that are substantially similar to those that would be available on an arm's length basis with Persons other than any Affiliates (it being understood that, notwithstanding anything contained in this Section 6.10, the delivery of the Parent Guaranty shall not be prohibited hereunder).

         6.11 Limitation on Indebtedness. No Borrower shall create, incur, assume or suffer to exist any Indebtedness, other than:

         (a) Indebtedness outstanding pursuant to this Agreement and the other Loan Documents;

         (b) Permitted Hedge Obligations;

         (c) unsecured Indebtedness of any Borrower owing to any Blackrock Entity, Anthracite or any of their respective Subsidiaries that has previously executed and delivered to the Lender the Intercompany Subordination Agreement; and

         (d) unsecured trade payables, in an aggregate amount not to exceed $1,000,000 at any one time outstanding, incurred in the ordinary course of acquiring, owning, financing and disposing of Eligible Assets; provided, however, that any such trade payables incurred by any Borrower shall be paid within 30 days of the date incurred.

         6.12 Limitation on Liens. No Borrower shall create, incur, assume or suffer to exist any Lien on any Eligible Assets, Property or revenues, whether now owned or hereafter acquired by it, other than:

         (a) Liens created pursuant to pursuant to this Agreement and the other Loan Documents;

         (b) Liens for taxes, assessments or other governmental charges or levies not yet subject to penalties or which are being contested in good faith and for which adequate reserves have been established by such Borrower in accordance with GAAP; and

         (c) Liens arising out of judgments or orders which do not constitute an Event of Default under Section 7(e) and for which adequate reserves have been established by such Borrower in accordance with GAAP.

         6.13 Limitation on Distributions. No Borrower shall make any Restricted Payments after the occurrence and during the continuance of an Event of Default.

         6.14 Limitation on Investments. No Borrower shall own or hold any other substantial property or assets or make any Investment, except in respect of Eligible Assets and assets that may be acquired in any foreclosure on, or other realization of collateral from, any of the Eligible Assets that is a mezzanine loan.

         6.15 Lines of Business. No Borrower shall engage in any activity other than (a) acquiring, owning, disposing of and otherwise managing the Eligible Assets, and (b) activities necessary, suitable or appropriate to accomplish the foregoing or incidental thereto, and shall not make any material change in its general lines of business existing as of the Closing Date or the Additional Borrower Effective Date, as applicable.

         6.16 Separateness. Each Borrower shall (a) own no material assets, and engage in no business, other than the assets and transactions specifically contemplated by this Agreement; (b) not incur any Indebtedness other than as permitted pursuant to this Agreement; (c) not make any Investments other than the Eligible Assets and assets that may be acquired in any foreclosure on, or other realization of collateral from, any of the Eligible Assets that is a mezzanine loan; (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets; (e) comply with the provisions of its organizational documents; (f) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify or otherwise change its organizational documents, or suffer same to be amended, modified or otherwise changed, without the prior written consent of the Lender; (g) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (provided, that it may permit its assets to be included in a consolidated financial statement of an Affiliate; provided, further, that in respect of such assets,
(i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of it from such Affiliate and to indicate that its assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on its own separate balance sheet); (h) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize a separate invoices and checks; (i) not engage in or suffer any dissolution, winding up, liquidation, consolidation or merger in whole or in part; (j) not commingle its funds or other assets with those of any Affiliate or any other Person; (k) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other Person; (l) not and will not hold itself out to be responsible for the debts or obligations of any other Person; (m) not (i) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding with respect to such Borrower; institute any proceedings under any applicable insolvency law or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally with respect to such Borrower; (ii) seek or consent to the appointment of a receiver, liquidator, Examiner, assignee, trustee, sequestrator, custodian or any similar official for such Borrower or a substantial portion of its properties; or (iii) make any assignment for the benefit of such Borrower's creditors and (n) not have any employees or own, rent, lease or be in possession of any buildings or equipment.

6.17     Subsidiaries.  No Borrower shall form or acquire any Subsidiaries.

         6.18 Independent Directors. Each Borrower shall at all times cause there to be not more than five (5) members of the board of directors of which at least one duly appointed member of such Borrower's board of directors, as applicable (an "Independent Director") shall be an Independent Director which shall not have been at the time of initial appointment or at any time while serving as an Independent Director, and shall not have been at any time during the preceding five years (i) a stockholder, officer, employee, partner, attorney or counsel of such Borrower or any Affiliate of such Borrower, (ii) a Person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other Person or (iii) a member of the immediate family of any such stockholder, member of the board of managers, officer, employee, partner, customer, supplier or other Person. As used in this Section 6.18, the term "control" means the possession, directly or indirectly, or the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

         6.19 Management Fees. No Borrower shall enter into any arrangement for the payment of, or pay, management, advisory or similar fees, except management and advisory fees payable to the applicable Blackrock Entity pursuant to the Blackrock Management Agreement or management fees to its corporate services provider paid in the ordinary course of business; provided, that in any event no such fees may be paid (but may accrue) during the continuance of an Event of Default.

         6.20 Underwriting Guidelines. No Borrower shall adopt any Underwriting Guidelines unless such Underwriting Guidelines have been approved by the Lender in its good faith business judgment.

         6.21 Modification of Certain Agreements.

         (a) Without the prior written consent of the Lender, neither Anthracite nor any Borrower shall consent to (a) any material amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any material rights with respect to the terms or provisions contained in any Organic Document or (b) any increase in any fees payable under the Blackrock Management Agreement in excess of five percent (5%) per annum of the gross value of the assets held by such Borrower from time to time.

         (b) Without the prior written consent of the Lender, no Borrower shall amend or otherwise modify the Underwriting Guidelines. Notwithstanding the preceding sentence, in the event that any Borrower makes any amendment or modification to the Underwriting Guidelines, such Borrower shall promptly deliver to the Lender a complete copy of the amended or modified Underwriting Guidelines.

         6.22 ERISA. No Borrower shall (a) have any Plans or ERISA Affiliates and (b) make any contributions to any Plans or any Multiemployer Plans.

         Section 7. Events of Default.

         Each of the following events shall constitute an event of default (an "Event of Default") hereunder:

         (a) any Borrower shall default in the payment of any principal of, or interest on, any Loan when due (whether at stated maturity, upon acceleration or at mandatory or optional prepayment (including in connection with any Collateral Value Deficiency Event or Borrowing Base Deficiency Event)); or

         (b) any Borrower shall default in the payment of any other amount payable by it hereunder or under any other Loan Document after notification by the Lender of such default, and such default shall have continued unremedied for ten (10) days; or

         (c) any representation or warranty made or deemed made herein or in any other Loan Document by a Borrower or by Anthracite in Section 10 of the Parent Guaranty shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations set forth in Section 5.13 (to the extent it relates to an Eligible Asset), Section 5.17 or in the Collateral Documents which shall not be considered an Event of Default, but shall be considered solely for the purpose of determining whether such asset is an Eligible Asset unless such Borrower shall have made such representation with knowledge that it was materially incorrect or untrue at the time made); or

         (d) a Borrower shall fail (i) to comply with the requirements of
Section 3.01, Section 6.04, Section 6.07(a)(i), Section 6.08(a), Sections 6.09 through 6.15 and Sections 6.17 through 6.22 hereof; (ii) to comply with the requirements of Section 6.01, Section 6.02, Section 6.03, Section 6.06, Sections 6.07(a)(ii), (d) and (f), Section 6.08 (other than clause (a) thereof), Section
6.16 and Section 10.14, and such default shall continue unremedied for five (5) Business Days following a Specified Date, (iii) to comply with the requirements of Sections 6.05, 6.07(b) and (d), and Section 10.15, and such default shall continue unremedied for a period of ten (10) Business Days following a Specified Date; and (iv) to observe or perform any other covenant or agreement contained in this Agreement or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of thirty (30) days following a Specified Date; provided, that, in respect of clause (iv) only, as long as such Borrower is diligently attempting to cure such breach, such cure period shall be extended by an additional period as may be required to cure such breach but in no event by more than thirty (30) additional days; or

         (e) (i) a final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against any Borrower by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof or (ii) a final judgment by any competent court, administrative tribunal, or other body having jurisdiction shall have been rendered against Anthracite in an amount in excess of (A) $10,000,000, if the Tangible Net Worth of Anthracite is less than $400,000,000 or (B) $20,000,000, if the Tangible Net Worth of Anthracite is greater than or equal to $400,000,000; or

         (f) Any of the following occurs in respect of any Borrower or
Anthracite:

                (1) it is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or to be insolvent;

                (2) it admits its inability to pay its debts as they fall due;

                (3) it suspends making payments on any of its debts or announces an intention to do so;

                (4) the value of the assets of any Borrower is less than its liabilities (taking into account contingent and prospective liabilities);

                (5) by reason of actual or anticipated financial difficulties, it begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of any of its indebtedness or liabilities;

                (6) an Examiner or a provisional Examiner is appointed or a moratorium is declared in respect of any of its Indebtedness (and, if such a moratorium occurs, the ending of such moratorium will not remedy any Event of Default caused by such moratorium and, notwithstanding any other term of the Loan Documents, that Event of Default shall continue to be outstanding unless and until it is expressly waived by the Lender); or

                (7) it is not Solvent; or

        (g)  any of the following occurs in respect of any Borrower or
Anthracite:

            (i) any step is taken (including a petition (other than a petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within thirty days), proposal or convening a meeting) with a view to a composition, assignment or arrangement with any class of creditors or with its creditors generally;

            (ii) a meeting of it (or its directors) is convened for the purpose of considering any resolution for (or petition for) its winding-up, administration, other insolvency proceeding or dissolution or any such resolution is passed;

            (iii) any person files in a court of competent jurisdiction or other competent forum a petition for its winding-up, administration, other insolvency proceeding or dissolution;

            (iv) an order by a court of competent jurisdiction or other competent forum for its winding-up, administration or dissolution is made;

            (v) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator, Examiner or similar officer is appointed in respect of it or any of its assets;

            (vi) any corporate action, legal proceedings or other procedure or step is taken by any Borrower, or legal proceedings or other procedure or step is taken by any person, in relation to examinership or the appointment of an Examiner;

            (vii) its directors, shareholders or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, Examiner, administrative receiver, administrator or similar officer; or

            (viii) any other analogous step or procedure is taken in any other Eligible Jurisdiction; or

         (h) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, Examiner, administrative receiver, administrator, Examiner or the like is appointed in respect of any Borrower or any material part of their respective Property or any other analogous step or procedure is taken in any other Eligible Jurisdiction; or

         (i) the directors of any Borrower request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, Examiner, administrative receiver, administrator, Examiner or the like in respect of such Borrower or any material part of their respective Property or any other analogous step or procedure is taken in any other Eligible Jurisdiction; or

         (j) any Loan Document shall for whatever reason be terminated or cease to be in full force and effect (other than through payment in full in cash of the Obligations and without reinstatement of such Obligations), or the enforceability thereof shall be contested by a Borrower; or

         (k) Anthracite or any Borrower shall have (i) defaulted or failed to perform under (A) any BOA Indebtedness or (B) any note, indenture, loan agreement, guaranty, swap agreement or any other contract, agreement or transaction to which it is a party, which default (A) involves the failure to pay matured obligations, in the aggregate, in excess of (x) $10,000,000, if the Tangible Net Worth of Anthracite is less than $400,000,000 or (y) $20,000,000, if the Tangible Net Worth of Anthracite is greater than or equal to $400,000,000 or (B) permits the acceleration of the maturity of the obligations by any other party to, or beneficiary of, such note, indenture, loan agreement, guaranty, swap agreement or other contract agreement or transaction, or (ii) breached any covenant or condition, failed to perform, admitted its inability to perform or stated its intention not to perform its obligations, in each case in respect of any repurchase agreement, reverse repurchase agreement, securities contract or derivative transaction with any party; provided, that any such default, failure to perform or breach shall not constitute an Event of Default hereunder if Anthracite cures such default, failure to perform or breach, as the case may be, within the grace period, if any, provided under the applicable agreement; or

         (l) any Material Adverse Change shall occur; or

         (m) any audited annual financial statements of any Borrower or Anthracite (or the notes thereto or other opinions or conclusions stated therein) shall be qualified or limited by reference to the status of such Borrower or Anthracite, as applicable, as a "going concern" or a reference of similar import; or

         (n) a Change of Control has occurred;

         (o) Anthracite shall have failed to comply with the Parent Financial Covenants; or

         (p) Anthracite shall have failed to maintain its status as a REIT.

         Section 8. Remedies Upon Default.

         (a) An Event of Default shall be deemed to be continuing unless expressly waived by the Lender in writing or cured. Upon the occurrence and during the continuance of one or more Events of Default hereunder, the Lender's obligation to make additional Loans to the Borrowers shall automatically terminate without further action by any Person. Upon the occurrence and during the continuance of one or more Events of Default other than those referred to in
Section 7(f) through (i), the Lender may immediately declare the principal amount of the Loans then outstanding to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Agreement and the Fee Letter. Upon the occurrence and during the continuance of an Event of Default referred to in Section 7(f) through (i), such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, the balance then outstanding on the Loans shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

         (b) Upon the occurrence and during the continuance of one or more Events of Default, the Lender shall have the right to obtain physical possession of the servicing records and all other files of the Borrowers relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Borrowers or any third party acting for the Borrowers and the Borrower Agent shall deliver to the Lender such assignments as the Lender shall request in order to enable the Lender to obtain such possession.

         Section 9. No Duty of Lender.

         The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Borrower for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

         Section 10. Miscellaneous.

         10.01 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         10.02 Notices. Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by telex or telecopy) delivered to the intended recipient at the address for notices specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party; provided, that a copy of all notices shall simultaneously be delivered to (a) Bank of America, 214 North Tryon Street, Hearst Tower, 22nd Floor, Charlotte, North Carolina 28555, NC1-027-22-04; Attention: Angela E. Dugick, Facsimile Number: (704) 386-1094,
Telephone: (704) 388-3372, (b) Bank of America, 100 North Tryon Street, 20th Floor, Charlotte, North Carolina 28555, NC1-007-20-01; Attention: Paul Kurzeja, Facsimile Number: (704) 386-8509, Telephone: (704) 409-0267, and (c) Cadwalader, Wickersham & Taft LLP, 227 West Trade Street, Suite 2400, Charlotte, North Carolina 28202, Attention: Steven N. Cohen, Esq., Telephone: (704) 348-5100, Facsimile Number: (704) 348-5200. Except as otherwise provided in this Agreement and except for notices given under Section 2 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telex or telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         10.03 Indemnification and Expenses.

         (a) The Borrowers agree to indemnify the Lender and its officers, directors, employees and agents (each an "Indemnified Party") against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, taxes (including stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Agreement and the other Loan Documents, other than taxes of the Lender that are not Non-Excluded Taxes; provided, further, that in relation to Irish withholding tax on interest only, that Lender is a Qualifying Lender), fees, costs, expenses (including reasonable attorneys' fees and disbursements actually incurred to external counsel) or disbursements of any kind which may be imposed on, incurred by or assessed against such Indemnified Party (collectively, the "Costs") relating to or arising out of this Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby (including, without limitation, such time as this Agreement shall no longer be in effect and the Loans shall have been repaid in full), that, in each case, results from anything other than any Indemnified Party's gross negligence or willful misconduct or the Lender's ownership of any Eligible Asset following enforcement of its rights under the Loan Documents with respect thereto (unless and to the extent such liability relates to an event, circumstance or condition which occurred prior to the enforcement of such rights). Without limiting the generality of the foregoing, each Borrower undertakes, jointly and severally, to perform the Irish Tax Indemnification Obligations. No payment shall be due pursuant to this indemnity to the extent an amount has been received in relation to the same liability pursuant to Sections 2.09(b), (c) or (d). Without limiting the generality of the foregoing, the Borrowers agree to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any other applicable law that, in each case, results from anything other than such Indemnified Party's gross negligence or willful misconduct or the Lender's ownership of any Eligible Asset following enforcement of its rights under the Loan Documents with respect thereto (unless and to the extent such liability relates to an event, circumstance or condition which occurred prior to the enforcement of such rights). Each Indemnified Party agrees that it (i) shall promptly notify the Borrower Agent of any claim, action or suit asserted or commenced against it, and (ii) that the Borrowers, with the written consent of the Lender, may assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party at the Borrowers' sole expense, (iii) that such Indemnified Party shall cooperate with the Borrowers on such defense, and (iv) that such Indemnified Party shall not settle any such claim, action or suit without the consent of the Borrowers; provided, however, that in the event such Indemnified Party is not reasonably satisfied with such defense, such Indemnified Party may assume such defense with counsel satisfactory to such Indemnified Party at the Borrowers' sole expense. Notwithstanding the foregoing, the Borrowers shall not be liable to any Indemnified Party for any claim (i) arising from lawsuits relating to claims of any Indemnified Party against any other Indemnified Party or (ii) arising from disputes among the Indemnified Parties regarding the allocation among any of such Persons of any payment properly made by the Borrowers in accordance with the Loan Documents.

         (b) The Borrowers also agree to reimburse an Indemnified Party for all such Indemnified Party's costs and expenses (including fees actually incurred and expenses of accountants, attorneys and advisors) incurred in connection with the enforcement or the preservation of such Indemnified Party's rights under this Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, including without limitation the fees and disbursements of its external counsel. The Borrowers hereby acknowledge that, notwithstanding the fact that the Loans are secured by the Collateral, the obligations of the Borrowers under this Agreement are recourse obligations of the Borrowers.

         (c) The Borrowers agree to pay all of the reasonable out-of pocket costs and expenses (including reasonable fees actually incurred and expenses of accountants, external attorneys and advisors) incurred by the Lender in connection with (i) the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Note, any other Loan Document or any other documents prepared in connection herewith or therewith, and (ii) the consummation and administration of the transactions contemplated hereby and thereby (including, without, limitation all the due diligence, inspection, testing and review costs and expenses reasonably incurred by the Lender with respect to the Collateral, including, but not limited to, those costs and expenses incurred by the Lender pursuant to Sections 10.03(a),
10.14 and 10.15 hereof). In the case of any Eligible Asset that was originated by the Lender or any Affiliate thereof (such asset, a "Lender Generated Eligible Asset"), the Lender shall use commercially reasonable efforts to ensure that any costs or expenses incurred by the Lender in connection with due diligence, inspection, testing or review and for which reimbursement will be sought are incurred after giving effect to any efficiencies resulting from the due diligence, inspection, testing or review of such Lender Generated Eligible Asset in connection with the origination thereof.

         10.04 Amendments. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Borrowers and the Lender and any provision of this Agreement (other than obligations of the Lender) may be waived by the Lender. 10.05 Assignments and Participations. (a) The rights and obligations of the parties under the Loan Documents and under any Notes shall not be assigned by the Lender without the prior written consent of the Borrower Agent and shall not be assigned by any Borrower without the prior written consent of the Lender; provided, that the Lender shall be permitted to assign such rights and obligations without the consent of the Borrower Agent in the case of an assignment by the Lender to (x) any Approved Assignee, which is a direct or indirect subsidiary of Bank of America Corporation or (y) any other Approved Assignee during the continuance of a Specified Event of Default; provided, further, that the parties to each such assignment shall execute and deliver an assignment and acceptance, in form and substance acceptable to the Borrower Agent (an "Assignment and Acceptance"), along with replacement Notes executed and delivered by the Borrowers and such other documents as the Borrower Agent or the Lender shall consider reasonably necessary to effect fully such assignment and/or confirm the status of such assignee as an Approved Assignee.

         (b) Subject to the satisfaction of the conditions set forth in (a) above, upon such execution and delivery, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of the Lender hereunder, and (ii) the Lender assignor thereunder shall, to the extent that any rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

         (c) The Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement with written notification to the Borrower Agent within a reasonable time thereafter; provided, however, that (i) after giving effect to any participations sold, the Lender shall continue to hold an interest in the Maximum Credit and/or the outstanding Loans in an amount not less than the BOA Hold Amount, (ii) the Lender shall act as exclusive agent for all participants in any dealings with the Borrower Agent and the Borrowers in connection with this Agreement and the other Loan Documents, (iii) the Borrower Agent and the Borrowers shall not be obligated to deal directly with any Person other than the Lender in connection with this Agreement and the other Loan Documents and the Lender shall maintain unilateral control over all discretionary determinations to be made thereunder, including, without limitation, determinations as to eligibility and purchase of Eligible Assets, the Market Value thereof, the granting of waivers of noncompliance with the terms of the Loan Documents, the granting of extensions of the Termination Date and/or increases in the Maximum Credit and the exercise of rights and remedies upon the occurrence and during the continuation of an Event of Default, (iv) the Lender shall pay or reimburse the Borrower Agent or the Borrowers, as applicable, or any other Person for any fees, costs, expenses or other amounts that would not have been incurred had no participation been sold hereunder and (v) at any time prior to the occurrence and continuance of a Specified Event of Default, the Lender shall not sell (unless consented to by the Borrower Agent (such consent not to be unreasonably withheld)), any participation to any non-financial institutions engaged in the business of purchasing B notes and/or mezzanine loans (it being understood that for the purposes of this clause (c)(v) of Section 10.05, any insurance company, bank or mutual fund shall be deemed a financial institution hereunder).

         (d) The Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.05, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to the Borrowers or any Subsidiary, any Eligible Asset, any Underlying Asset or to any aspect of the Loans that has been furnished to the Lender by or on behalf of the Borrowers or any Subsidiary.

         (e) The Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note held by it) in favor of any other Person (including the Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System issued by such Federal Reserve Bank). No such assignment shall release the assigning Lender from its obligations hereunder.

         (f) The Lender may at any time disclose any information concerning Anthracite or any Borrower (and any of their respective affiliates) to any assignee of or participant in, or any prospective assignee of or participant in, any of the rights and obligations under this Agreement; provided, that the Lender and the applicable prospective assignee or participant shall, prior to such disclosure, execute a confidentiality agreement substantially in the form used by the Lender in its ordinary course of business.

         10.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         10.07 Survival. The obligations of the Borrowers under Sections 3.03, 3.04, 3.05, and 10.03 hereof shall survive the repayment of the Loans and the termination of this Agreement. In addition, each representation and warranty made or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Loan, any Default that may arise because any such representation or warranty shall have proved to be false in any material respect, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false at the time such Loan was made.

         10.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         10.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         10.10 Governing Law. This Agreement shall be governed by New York law without reference to choice of law doctrine (other than Section 5-1401 of the New York General Obligations Law).

         10.11 Submission To Jurisdiction; Waivers. Each Borrower hereby irrevocably and unconditionally:

                   (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION
            OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                   (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE
            BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                   (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR
            PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED;

                   (D) AGREES THAT THE LENDER AND EACH BORROWER SHALL HAVE THE
            RIGHT (BUT NOT THE OBLIGATION) FROM TIME TO TIME TO MAKE OR CAUSE TO BE MADE TAPE RECORDINGS OF COMMUNICATIONS BETWEEN ITS EMPLOYEES AND THOSE OF ANY OTHER PARTY WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE LENDER AND EACH BORROWER HEREBY CONSENT TO THE ADMISSIBILITY OF SUCH TAPE RECORDINGS IN ANY COURT, ARBITRATION, OR OTHER PROCEEDINGS, AND AGREE THAT A DULY AUTHENTICATED TRANSCRIPT OF SUCH A TAPE RECORDING SHALL BE DEEMED TO BE A WRITING CONCLUSIVELY EVIDENCING THE PARTIES' AGREEMENT; AND

                   (E) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO
            EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

         10.12 WAIVER OF JURY TRIAL. EACH OF THE BORROWERS AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         10.13 Acknowledgments. The Borrowers hereby acknowledge that:

         (a) each has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Note and the other Loan Documents;

         (b) the Lender has no fiduciary relationship to the Borrowers, and the relationship between the Borrowers and the Lender is solely that of debtor and creditor; and

         (c) no joint venture exists between the Lender and any Borrower.

         10.14 Periodic Due Diligence Review.

         (a) Eligible Assets. Each Borrower acknowledges that the Lender has the right to perform continuing due diligence reviews with respect to the Eligible Assets and the manner in which they were originated, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and each Borrower agrees that, unless an Event of Default has occurred and is continuing (in which case no notice is required), upon reasonable (but no less than three (3) Business Days) prior notice to the Borrower Agent, the Lender or its authorized representatives shall be permitted during normal business hours to (i) examine, inspect, and make copies and extracts of, any and all Eligible Asset Documents in the possession or under the control of the Borrowers and/or any of their Subsidiaries and (ii) examine and inspect any Underlying Assets. Each Borrower also shall make available to the Lender a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Eligible Asset Documents and the Eligible Assets. Without limiting the generality of the foregoing, the Borrowers acknowledge that the Lender may make Loans to the Borrowers based solely upon the Borrowing Base Certificate and the representations, warranties and covenants contained herein, and that the Lender, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Eligible Assets.

         (b) Borrower. The Borrowers acknowledge that the Lender has the right to perform periodic due diligence reviews of each Borrower's operations, including, but not limited to, a review of (1) the financial condition of each Borrower, (2) loan origination and servicing guidelines, and (3) other corporate due diligence matters at the reasonable discretion of the Lender. In connection therewith, the Borrowers agree that upon reasonable (but no less than three (3) Business Days) prior notice to the Borrower Agent (provided, that if an Event of Default has occurred and is continuing, no such notice shall be required), the Lender or its authorized representatives shall be permitted during normal business hours to examine, inspect, and make copies and extracts of all documents, records, agreements, instruments or information relating to the Borrowers, which are in possession or under the control of the Borrowers, as the Lender may reasonably request. The Borrowers shall also make available to the Lender a knowledgeable financial or accounting officer for the purpose of answering questions respecting the financial condition of each Borrower and make available to the Lender an officer of each Borrower, for the purpose of answering questions respecting other corporate due diligence matters.

         (c) Fees and Expenses. The Borrowers further agree that each Borrower shall reimburse the Lender as and when billed for any and all costs and expenses incurred by the Lender (including the fees, disbursements and expenses of external counsel to the Lender) in connection with the Lender's activities pursuant to this Section 10.14.

         10.15 Eligible Asset Servicer. Each Borrower shall, and shall cause the applicable Eligible Asset Servicer to, (i) provide a copy of the servicing agreement to the Lender (the "Eligible Asset Servicing Agreement"), and (ii) provide an Eligible Asset Servicer Notice and Agreement to the Eligible Asset Servicer substantially in the form of Exhibit K hereto (a "Eligible Asset Servicer Notice and Agreement"), such Eligible Asset Servicer Notice and Agreement acknowledged and agreed to by Eligible Asset Servicer and delivered to the Lender. Any assignee of an Eligible Asset Servicer shall be approved in writing by the Lender and shall acknowledge and agree to a Eligible Asset Servicer Notice and Agreement prior to such successor's assumption of servicing obligations with respect to the Eligible Assets.

         10.16 Judgment Currency. If, for the purposes of obtaining judgment in any c ourt, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the Judgment Currency, the Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Lender in such currency, the Lender agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

         10.17 Treatment of Certain Information. Notwithstanding anything to the contrary contained herein or in any other Loan Document, all Persons may disclose to any and all Persons, without limitation of any kind, the federal income tax treatment of the Loans or any of the transactions contemplated by this Agreement or any other Loan Document, any fact relevant to understanding the federal tax treatment of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment.

         10.18 Limited Recourse, Etc. Each of the parties acknowledges and agrees that:

         (a) Definitions. For the purpose of this Section 10.18 the following definition shall apply:

         "Directors" shall mean the directors of AHR Capital who are employees of Citco Corporate Services (Ireland) Limited as shall be appointed from time to time as directors of AHR Capital and shall include the employer of the directors, the shareholders of the employer, it's shareholders and agents (if any). For the avoidance of doubt and for the purposes of this provision only, neither the Guarantor, nor any of its Subsidiaries or Affiliates shall be deemed to be a "Director" of AHR Capital;

         (b) subject to clause (c) below, the Lender shall not take or initiate any insolvency or bankruptcy proceedings (including, without limitation, examinership) or issue any petition for the winding-up of AHR Capital. If any such winding-up, insolvency or bankruptcy proceedings of AHR Capital shall commence, the Lender may exercise any right and take any action available to any creditor in any such circumstances;

         (c) the Lender may enforce the Collateral Documents in accordance with the provisions thereof and such enforcement may include, without limitation, the appointment by it of a receiver to all or any part of the Collateral; and

         (d) the Lender's recourse in respect of the Obligations or any claim against AHR Capital relating to or in connection with the Loan Documents is limited to the Collateral and the sums, proceeds, receivables and all other rights relating, appertaining or attaching thereto or deriving therefrom. In such regard, the Lender may take all or any such action with respect to such assets to seek to maximize its return upon enforcement. For the avoidance of doubt, this provision shall only limit the liability of AHR Capital for the discharge of the Obligations and any claim against AHR Capital in respect of or in connection with the Loan Documents, and shall not limit or restrict in any way the accrual of interest on any unpaid amount, or, other than in respect of AHR Capital, derogate from or otherwise limit the right of recovery, realization or application by the Lender on any unpaid amount or pursuant to any of the Loan Documents; provided, however that nothing contained in this clause (d) shall limit the rights of the Lender to bring or commence any action, claim or proceeding (or take any other action) as it may see fit for the sole purpose of enabling it to claim against the Guarantor for the full amount of any loss it may incur hereunder.

         (e) For the avoidance of doubt, save as expressly prohibited in this
Section 10.18, nothing in this Section 10.18 shall extinguish or be deemed to extinguish the right of the Lender to contact and hold meetings with any other creditor of AHR Capital.

         (f) Absent fraud, negligence, willful or misleading misconduct, deliberate action or omission designed to mislead, avoid, reduce or mitigate liability, or breach of statutory duty, no personal liability shall attach to the Directors and the Lender shall not take or initiate any proceedings or issue any petition against the Directors in connection with the Loan Documents.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


BORROWER AGENT
--------------


ANTHRACITE CAPITAL, INC.



By:     /s/ Robert L. Friedberg
       ------------------------------------
        Name:  Robert L. Friedberg
        Title: Vice President and Secretary

Address for Notices:
-------------------

     Anthracite Capital, Inc.
     40 East 52nd Street
     New York, New York  10022
     Attention:  Richard Shea
     Telecopier No.:  (212) 810-8758
     Telephone No.:  (212) 754-5579

BORROWER
--------


SIGNED, SEALED AND DELIVERED by
the duly authorised attorney of
AHR Capital BofA Limited
in the presence of:


/s/ Stephanie Talbot
---------------------------------
Signature of witness


/s/ Stephanie Talbot
---------------------------------
Name of witness

Address of witness
40 East 52nd Street
New York, NY 10022
Fax no:  (212) 754-8758
Attention:  Richard Shea

Address for Notices:
-------------------

     AHR Capital BofA Limited
     Customs House Plaza, Block 6
     IFSC
     Dublin 1
     Ireland
     Fax no:  +353 1 [ ]
     Attention:  The Directors
     with copies to

     c/o Anthracite Capital, Inc.
     40 East 52nd Street
     New York, New York  10022
     Attention:  Richard Shea
     Telecopier No.:  (212) 810-8758
     Telephone No.:  (212) 754-5579

     and

     c/o Anthracite Capital, Inc.
     One PNC Plaza, 19th Floor
     Mailstop P1-P0PP-19-2
     249 Fifth Avenue
     Pittsburgh, PA  15222
     Attention: Janice De Julio
     Telecopier No.:  (412) 762-4546
     Telephone No.:  (412) 762-4675

LENDER
------


BANK OF AMERICA, N.A.


By:     /s/ Angela E. Dugick
        ----------------------------------
        Name:   Angela E. Dugick
        Title:  Senior Vice President


Address for Notices:
-------------------

214 North Tryon Street, 22nd Floor
Mail code:  NC1-027-22-04
Charlotte, North Carolina  28555
Attention:  Angela E. Dugick
Telecopier No.:  (704) 386-1094
Telephone No.:  (704) 388-3372

with a copy to:

100 North Tryon Street, 20th Floor
Mail code:  NC1-007-20-01
Charlotte, North Carolina 28555
Attention: Paul Kurzeja
Telecopier No.: (704) 386-8509
Telephone No.: (704) 409-0267

with a copy to:

Cadwalader, Wickersham & Taft LLP
227 West Trade Street, Suite 2400
Charlotte, North Carolina 28202
Attention:  Steven N. Cohen, Esq.
Telecopier No.:  (704) 348-5200
Telephone No.:  (704) 348-5100